Exhibit 10.5

LEASE AGREEMENT

Dated as of November 12, 2013

Between

DC-402 Franklin Road, LLC, a Delaware limited liability company, as Lessor

and

AT&T Services, Inc.,

as Lessee

and

AT&T Teleholdings, Inc., a

Delaware corporation, as Guarantor

402 Franklin Road, Brentwood, TN

The mailing, delivery or negotiation of this Lease by Lessee or its agent or attorney shall not be deemed an offer by Lessee to enter into this Lease or to enter into any other relationship with Lessor, whether on the terms contained herein or on any other terms. This Lease shall not be binding upon Lessee, and Lessee shall not have any obligations or liabilities or Lessor any rights with respect thereto, or with respect to the Property, unless and until Lessee has executed and delivered this Lease. Until such execution and delivery of this Lease, Lessee may terminate all negotiation and discussion of the subject matter hereof, without cause and for any reason, without recourse or liability.

ARTICLE 20.	LESSEE REPRESENTATIONS AND COVENANTS	28

Section 20.1.	Representations and Warranties	28

ARTICLE 21.	[INTENTIONALLY DELETED]	29

ARTICLE 22.	BROKERAGE	29

Section 22.1	Indemnity

ARTICLE 23.	TRANSFER OF LESSOR’S INTEREST	29

Section 23.1.	Permitted Transfer	29

Section 23.2.	Effects of Transfer	30

ARTICLE 24.	PERMITTED FINANCING	30

Section 24.1.	Financing During Lease Term	30

Section 24.2.	Lessee’s Consent to Assignment for Indebtedness	30

Section 24.3.	Conflicting Instructions	33

ARTICLE 25.	MISCELLANEOUS	31

Section 25.1.	Binding Effect; Successors and Assigns; Survival	31

Section 25.2.	Quiet Enjoyment	31

Section 25.3.	Notices	31

Section 25.4.	Severability	31

Section 25.5.	Amendments, Complete Agreements	32

Section 25.6.	Headings	32

Section 25.7.	Counterparts	32

Section 25.8.	Governing Law	32

Section 25.9.	Memorandum	32

Section 25.10.	Estoppel Certificates	33

Section 25.11.	Lessee Easements	33

Section 25.12.	No Joint Venture	34

Section 25.13.	No Accord and Satisfaction	34

Section 25.14.	No Merger	34

Section 25.15.	Lessor Bankruptcy	34

Section 25.16.	Naming and Signage of the Property	34

Section 25.17.	Expenses	35

Section 25.18.	Parking	35

Section 25.19.	Further Assurances	35

Section 25.20.	OFAC Representation	35

Section 25.21.	REIT Status	36

Section 25.22.	Lessor Exculpation	36

Section 25.23.	Remedies Cumulative	36

Section 25.24.	Holding Over	36

Section 25.25.	Survival	37

Section 25.26.	Financial Statements	37

Section 25.27.	Relationship of Lease and Mortgage	37

Section 25.28.	Lessor Representations	38

Section 25.29	Rooftop Rights	38

Section 25.30	Authorized Representative	39

Section 25.31	Guaranty	40

ARTICLE 26.	FORCE MAJEURE	40

Section 26.1	Force Majeure	40

ARTICLE 27.	DISPUTE RESOLUTION	40

Section 27.1	Dispute Resolution	40

Appendix A	Definitions
Schedule 3.1	Rent Schedule
Schedule 9.1	Insurance Requirements
Exhibit A	Legal Description of Land
Exhibit B	Form of Memorandum of Lease
Exhibit C	Form of Estoppel Agreement
Exhibit D	Form of Subordination, Nondisturbance and Attornment Agreement
Exhibit E	Property Condition Report
Exhibit F	Guaranty
Exhibit G	Repair Items per Section 8.2
Exhibit H	Escrow Agreement for Tenant Repairs

This LEASE AGREEMENT (this “Lease”) is made and entered into as of November         , 2013 by and between DC-402 Franklin Road, LLC, a Delaware limited liability company, as Lessor (“Lessor”), and AT&T Services, Inc., a Delaware corporation, as Lessee (“Lessee”).

RECITALS

Lessor desires to lease to Lessee and Lessee desires to lease from Lessor the Property, (as more specifically defined in the Definitions set forth in Appendix A as the “Property”) upon the terms and conditions set forth in this Lease; and

In connection therewith, Lessor desires to grant and delegate to Lessee, and Lessee desires to accept and assume from Lessor, all of the rights, duties and obligations associated with the ownership, maintenance, repair and replacement of the Property, as further described in this Lease.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows.

TERMS

ARTICLE 1.

DEFINITIONS

Section 1.1.                 Definitions.  All capitalized terms used but not otherwise defined herein shall have the meanings set forth in Appendix A attached hereto and made a part hereof.

ARTICLE 2.

LEASE OF PROPERTY

Section 2.1.                Demise and Lease.  (a) Lessor hereby demises and leases the Property to Lessee, and Lessee does hereby rent and lease the Property from Lessor, for the Base Term. The Building at the Property consists of approximately Three Hundred Forty Seven Thousand Five Hundred Fifteen (347,515) rentable square feet, situated on approximately forty five (45) acres.

(b)        Lessee may from time to time own or hold under lease or license from Persons other than Lessor, Lessee’s Equipment and Personalty, located on or about the Property, which shall not be subject to this Lease. Lessor shall from time to time, upon the reasonable request of Lessee, promptly acknowledge in writing to Lessee or other Persons that Lessor does not own or, except as provided in Article 10, have any other right or interest in or to such furniture, equipment and personal property, including Lessee’s Equipment and Personalty, whether now owned or hereafter acquired, and Lessor hereby waives any such right, title or interest.

(c)        Lessee agrees that during the Base Term, Lessee as sublandlord of the BNYM Lease, shall assume and timely undertake all obligations of landlord under the BNYM Lease and shall indemnify and hold Lessor harmless from any and all such obligations. Lessee further covenants that it shall not extend or grant additional renewal options or term extensions beyond those already stated in the BNYM Lease, without the prior written consent of Lessor, which may be given or withheld in Lessor’s sole discretion.

Section 2.2      Net Lease; Non-Terminable.     (a)     This is a net lease and Base Rent, Supplemental Rent and all other sums payable hereunder by Lessee shall be paid, except as otherwise expressly set forth in this Lease, without notice, demand, setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense.

(b)        Except as otherwise expressly provided in this Lease, this Lease shall not terminate, and Lessee shall not have any right to terminate this Lease, during the Term. This Lease is the absolute and unconditional obligation of Lessee. Lessee shall not be entitled to any setoff right, any Lien against Lessor or its property, or except as otherwise provided herein, any counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Base Rent, Supplemental Rent or any other sums payable under this Lease. Lessee hereby waives all rights which are not expressly stated in this Lease but which may now or hereafter otherwise be conferred by law (i) to quit, terminate or surrender this Lease or any of the Property, (ii) to any setoff, counterclaim (except to the extent a mandatory counterclaim for damages, injunctive or other similar equitable relief as set forth below), recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense (provided that Lessee shall not be deemed to have waived any defense in the context of litigation commenced by Lessor) of or to Base Rent, Supplemental Rent or any other sums payable under this Lease, except as otherwise expressly provided in this Lease, and (iii) for any statutory Lien or offset right against Lessor or its property. This waiver by Lessee of any such rights shall not be a waiver of its right to seek damages, injunctive or other equitable relief by commencing litigation against Lessor and to recover such damages as provided under Applicable Law. The obligations of Lessee to pay Base Rent and Supplemental Rent under this Lease shall not be affected by any interference with Lessee’s use of any of the Property for any reason, including but not limited to the following: (i) any damage to or destruction of any of the Property by any cause whatsoever, (ii) any Condemnation, (iii) the prohibition, limitation or restriction of use of the Property except to the extent the use is not a Permitted Use of any of the Property unless intentionally and directly caused by Lessor, other than by its due exercise of its rights under this Lease, (iv) any eviction by paramount title or otherwise (not constituting an intentional and direct breach by Lessor of this Lease), (v) any default on the part of Lessor under this Lease or under any other agreement, (vi) any latent or other defect in, or any theft or loss of any of, the Property, (vii) the breach of any warranty of any seller or manufacturer of any of the fixtures within the Building, or (viii) any other cause, whether similar or dissimilar to the foregoing, any Applicable Law to the contrary notwithstanding, other than on account of an intentional and direct breach by Lessor of this Lease. It is the intention of the parties hereto that the obligations of Lessee under this Lease shall be separate and independent covenants and agreements, and that Base Rent and Supplemental Rent shall continue to be payable in all events and that the obligations of Lessee under this Lease shall continue unaffected, unless this Lease shall have been terminated pursuant to an express provision of this Lease.

(c)        Lessee agrees that it shall remain obligated under this Lease in accordance with its provisions and that Lessee shall not take any action to terminate, rescind or avoid this Lease,

notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Lessor, (ii) the exercise of any remedy, including foreclosure, under any mortgage affecting the Property, or (iii) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Lessor under the Federal Bankruptcy Code or by any trustee, receiver or liquidator of Lessor or by any court under the Federal Bankruptcy Code or otherwise.

ARTICLE 3.

RENT

Section 3.1.                Base Rent.   Lessee shall pay to Lessor Base Rent on each Rent Payment Date during the Base Term in the amount set forth on Schedule 3.1 attached hereto and incorporated herein. Each installment of Base Rent is payable monthly in advance.

Section 3.2.                 Supplemental Rent.      Lessee shall pay to Lessor, or to such other Person as shall be entitled thereto in the manner contemplated herein or as otherwise required by Lessor, any and all Supplemental Rent as the same shall become due and payable. In the event of Lessee’s failure to pay when due and payable any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein.

Section 3.3.                Method of Payment.   All Base Rent shall be paid to Lessor, or to such other account in the continental United States as Lessor may from time to time designate (on at least twenty (20) Business Days’ prior written notice) to Lessee. Lessee shall make each payment of Base Rent by wire or other transfer of immediately available funds consisting of lawful currency of the United States of America.

Section 3.4.                Late Payment.     If, during any Lease Year, Lessee shall make any payment of Base Rent more than ten (10) days after such payment is due under Section 3.3, Lessor shall notify Lessee in writing that such payment is late and, and Lessee shall pay interest on such late payments from the due date of such payments to the date of receipt of such payments by Lessor at a rate per annum equal to the Default Rate, provided that if Lessor shall fail to notify Lessee of any such late payment within three (3) months after the due date thereof, Lessee shall not be obligated to pay interest on such late payment.

Section 3.5.                No Setoff.     It is agreed and intended that, except as otherwise specifically provided in this Lease, Base Rent, Supplemental Rent and any other amounts payable hereunder by Lessee shall be paid without notice, demand or setoff.

Section 3.6.                True Lease.    It is the intent of Lessor and Lessee and the parties agree that this Lease is an absolute true net net net lease (commonly referred to as a “bond” lease) and that this Lease does not represent a financing agreement, capital lease or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease. Each party shall reflect the transaction represented hereby in all applicable books, records and reports (including income tax filings and financial reports) in a manner consistent with “true lease” treatment rather than “financing” treatment.

ARTICLE 4.

RIGHT OF FIRST OPPORTUNITY

Section 4.1.              Right of First Opportunity.   (a) Subject to the terms of this Article 4, Lessee shall have a right of first offer as described in this Article 4 with respect to any sale of the Property or a portion thereof. If Lessor or any controlling members, shareholders or partners of Lessor or its Affiliates (the “Offeror”), determines that it desires to sell the Property or portion thereof (other than to an Affiliate of such Offeror), then it shall first offer the same to Lessee by delivering to Lessee a notice (constituting an offer) stating the sales price and all other material terms for the sale of the Property or other interest that Offeror would accept (the “First Offer Notice”). Lessee shall have twenty (20) days from its receipt of the First Offer Notice to accept the offer set forth in the First Offer Notice (the “Terms”). For purposes hereof, the twenty (20) day period is referred to as the “Applicable Period”. A First Offer Notice may be accepted by Lessee or its designee. The Offeror shall not be permitted to revoke the First Offer Notice during the Applicable Period, but the First Offer Notice shall be deemed to be revoked during the Applicable Period if Offeror and Lessee or Lessee’s designee enter into a purchase agreement with a purchase price or other economic terms which are materially different than the Terms. The Terms may be rejected by Lessee at any time.

(b)        If Lessee desires to accept the Terms for the Property, Lessee must accept the Terms within the Applicable Period, whereupon the Lessee shall enter into a purchase agreement with the Offeror for the purchase and sale of the Property or portion thereof, as applicable, in a mutually agreeable form reflecting the Terms within fifteen (15) days after Lessee has irrevocably accepted the Terms. The purchase agreement for the sale of the Property or portion thereof, as applicable, shall provide for a closing on the terms set forth in the Terms. Lessor (on behalf of the Offeror) and Lessee agree to negotiate any purchase agreement in good faith, subject to Section 4.3.

(c)        If Lessee (or its designee) rejects the Terms, the Offeror shall either (i) execute a purchase agreement on the Terms and close (absent a default by the buyer) or (ii) if the Terms were contained in an executed agreement with a buyer, close on the Terms therein (absent a default by the buyer) except that the purchase prices may be no less than ninety percent (90%) of the purchaser price offered to Lessee, in each case within one hundred eighty (180) days from (y) the expiration of the Applicable Period or (z) the date Lessee rejects the Terms, whichever is earlier. This Lease shall survive any sale or transfer described herein. If the closing does not occur within such period, the Offeror shall be required to repeat the procedure set forth in Section 4.1(a) each time that it desires to sell the Property or offered interests.

Section 4.2.              Non-Applicability of Section 4.1.    (a) Section 4.1 shall not apply to a conveyance or assignment to an Affiliate of Lessor, to Lender or an Affiliate of or successor to Lender, to the purchaser at a foreclosure sale in connection with the foreclosure, or to Lender or any Affiliate or designee in connection with a deed in lieu of foreclosure of the Mortgage. Lessee’s rights hereunder shall survive any sale or transfer described above.

(b)        Any purchase of the Property under this Article 4 will be subject to this Lease and the Mortgage, unless the indebtedness secured by the Mortgage is repaid in full. If Lessee or its Affiliate is the purchaser of the Property there shall be no merger of the fee and the leasehold.

Section 4.3.               Miscellaneous.   (a) Lessee’s failure to elect to purchase the Property shall not constitute a waiver on the part of Lessee of its rights under this Article 4 with respect to any other proposed sale, assignment, transfer, conveyance or other disposition.

(b)        The First Offer Notice and the Terms must cover only the Property and not any other property owned by Lessor or an affiliate of Lessor.

(c)        The First Offer Notice and the Terms must cover the entire Property. Lessor may not sell, or offer to sell, or transfer, or offer to transfer, any interest, the result of which would be a sale or transfer of less than the entirety of the Property. Lessee’s failure to exercise its right of first offer in this situation shall not constitute a waiver on the part of Lessee of its rights under this Article 4 with respect to any other proposed sale, assignment, transfer, conveyance or other disposition. This right of first offer shall also be triggered and the rights of Lessee hereunder vested in the event the Property is included in a sale or transfer of an interest in real estate of which the Property is a part.

(d)        The controlling member, shareholder or partner of Lessor may not transfer or assign its interest in Lessor so that it is no longer a controlling member, controlling shareholder or controlling partner of Lessor (other than in connection with a corporate transaction involving the transfer of all or substantially all of the assets of the controlling member, shareholder or partner of Lessor at a time when such assets include significant assets other than such party’s interest in Lessor) unless it first complies with the provisions of Section 4.1 and (i) neither the transferee nor any Affiliate thereof is a Significant Competitor, directly or indirectly, of Lessee or any Affiliate thereof, and (ii) such transfer or assignment shall not result in a violation of Applicable Laws, including the Securities Act of 1933, as amended, any other applicable securities law or ERISA or accounting requirements for treatment of this Lease by Lessee as an operating lease.

ARTICLE 5.

RENEWAL OPTIONS

Provided that Lessee is not in default under the Lease and Lessee has not assigned the Lease, Lessee may at its option extend the Term of this Lease for three (3) additional periods of ten (10) years each (each a “Renewal Option”). Such periods are called the Renewal Term(s). The Renewal Term(s) shall be on the same terms contained in this Lease except for Base Rent during the Renewal Term; and any reference in this Lease to the “Term” of the Lease shall be deemed to include any Renewal Term and apply thereto, unless it is expressly provided otherwise. The Base Rent during the Renewal Term shall be the one hundred two percent (102%) of the Base Rent for the last year of the Term and increase by two percent (2%) each year thereafter. The Renewal Option may be exercised only with respect to the entire Property. The Renewal Option shall be exercisable by written notice (the “Renewal Notice”) to Lessor given not earlier than twenty-four (24) months, nor later than twelve (12) months (time being of the essence), prior to the expiration date of the Term or Renewal Term (as applicable).

Notwithstanding the foregoing, Lessee shall also have the right (the “Extension Right”) to extend the Base Term for a period of up to one (1) year (the “Extension Period”), subject to the following terms and conditions. The Extension Right shall be exercised by Lessee delivering written notice to Lessor at least twenty (20) months prior to the expiration of the Base Term. The Extension Period shall be subject to all of the terms and conditions of the Lease and each monthly installment of Base Rent shall equal to one hundred twenty percent (120%) of the monthly installment of Base Rent in effect during the last month of the Term prior to the Extension Period.

ARTICLE 6.

ENFORCEMENT OF WARRANTIES

Section 6.1.              Assignment of Warranties.    (a) Lessor hereby assigns and sets over to Lessee, and Lessee hereby accepts the assignment of, for the period of the Lease Term and on a nonexclusive basis, all of Lessor’s right, title, interest and estate in, to and under any and all warranties and other claims against dealers, manufacturers, vendors, contractors and subcontractors relating to the construction, use and maintenance of the Property or any portion thereof now existing or hereafter acquired (excluding from such assignment any such warranties and claims which by their terms are not assignable by Lessor without loss of some or all of the benefits of such warranties or claims) (collectively “Warranty Claims”). Lessor shall have no obligations under, or liabilities with respect to, any such warranties and claims. Lessee shall at its sole cost pursue all Warranty Claims in order to effect any repair or replacement of which Lessee is aware and which is covered by such Warranty Claims. The assignment of such warranties to Lessee shall automatically terminate upon the termination of this Lease.

(b)        Lessor authorizes Lessee (directly or through agents) at Lessee’s expense to assert during the Lease Term, all of Lessor’s rights (if any) under any applicable warranty and any other Warranty Claims that Lessee or Lessor may have against any dealer, vendor, manufacturer, contractor or subcontractor with respect to the Property or any portion thereof.

(c)        Lessor agrees, at Lessee’s expense, to cooperate with Lessee and take all other action necessary as specifically requested by Lessee to enable Lessee to enforce all of Lessee’s rights (if any) under this Section 6.1, such rights of enforcement to be exclusive to Lessee, and Lessor will not, during the Lease Term, amend, modify or waive, or take any action under, any applicable warranty or other claim that Lessee may have under this Section 6.1 without Lessee’s prior written consent.

ARTICLE 7.

LIENS

Section 7.1.              Liens.     Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on or with respect to (a) all or any part of the Property, title thereto or any interest therein; (b) this Lease or the leasehold interest created hereby; (c) the Rent, title thereto or interest therein; or (d) the rentals payable with respect to the subletting of the Property. Except with respect to, and to the extent of, such Liens the imposition of which resulted from the actions or inactions of Lessor, Lessee shall promptly, but not later than forty (40) days after receipt of notice of the filing thereof, at its own expense, take such action as may be necessary duly to discharge or eliminate or bond in a manner reasonably satisfactory to Lessor any such Lien (other than Permitted Liens); provided, however, that Lessee may contest any such Lien in good faith, upon satisfaction of the conditions contained in Section 8.6(c) (excluding clause (vii) thereof) with respect to Lessee’s right to contest Impositions. During the course of any such contest, Lessee need not discharge or bond such Lien provided that no action to foreclose the Lien has been brought in any judicial or quasi-judicial action and no Lease Event of Default is then continuing and Lessor shall not incur any penalties or fines nor may the Property be subject to any liens or forfeiture as a result of such contest.

ARTICLE 8.

USE; MAINTENANCE AND CAPITAL REPAIR; ALTERATIONS; COMPLIANCE WITH LAWS; IMPOSITIONS AND OTHER CHARGES; LITIGATION

Section 8.1.              Use.   The Property may be used for any lawful purpose other than (a) any use that would constitute a public nuisance, (b) any use that would make it impossible to obtain or would invalidate any insurance policy with respect to the Property that is required to be maintained hereunder, (c) any use that would involve the mining for or removal of any oil, gas or minerals on the Property or (d) any use that involves the storage, handling or processing of Hazardous Materials in violation of Applicable Law; (“Permitted Use”). Lessee is not required to occupy the Property or conduct any business therein and neither failure to occupy or operate on or from the Property by Lessee shall be a default or breach of this Lease.

Section 8.2.              Maintenance and Repair.      (a) Except for damages caused by the negligence or willful misconduct of Lessor, its agents, employees, contractors or invitees, Lessee shall, at all times during the Lease and at its own cost and expense, maintain, repair and make replacements to the Property (which shall include, by way of illustration and not limitation, Lessor’s equipment, the heating, plumbing, and electrical systems, windows (including but not limited to window seals) and other structural components of the Improvements and the roof of the Improvements, parking areas and driveways (including sealing and striping at times and frequencies as is customary for similar buildings in the same metropolitan area), walkways, landscaping, painting and carpeting within the Improvements, as well as performing necessary snow and ice removal and garbage collection) so that the Property and all portions thereof are maintained in at least as good order, condition and repair as evidenced by that certain Property Condition Report, dated October 3, 2013 (the “Report”) prepared by IVI Assessment Services, Inc., being Project No. PC30905913, a copy of which is attached hereto as Exhibit E, reflecting the current condition of the Property; together with maintaining in good order and repair all of the “Repair Items” set forth in Section 8.2(b) below, as further detailed in the Report, from and after the date such Repair Items are completed at the Property; but in all cases less ordinary wear and tear, functional obsolescence due to age and casualty. The condition of the Property per the Report, plus the Repair items and less wear and tear, functional obsolescence due to age and casualty being referred to hereafter as the

“Standard”. The parties acknowledge that Lessee’s repair and maintenance obligations under this Section 8.2(a) shall be measured against the Standard. Subject to Lessee’s obligations under Section 8.2(b) hereafter, Lessee shall only be obligated to repair, replace and maintain the Property in at least as good condition as measured against the Standard. Subject to the provisions of this Section 8.2 and the Standard, Lessee shall make and perform all day-to-day maintenance and repairs at the Property and pursue Warranty Claims at Lessee’s sole cost and expense so that the Property, including the Repair Items, is maintained consistent with the Standard. Subject to the Standard, Lessee shall make all such repairs to the Property, including the Repair Items, and shall keep the Property, including the Repair Items, clean, neat, safe, sanitary, and in good order, repair and condition, including both the inside and the outside.

(b)        Lessee Capital Repairs.   Subject to the Standard, Lessee shall be responsible, at its sole cost and expense, for any capital repair or replacement which may be required during the Lease Term, so that the Property and all portions thereof (including the Repair Items) are maintained consistent with the Standard. Lessee, at Lessee’s sole cost and expense, shall to the extent required to meet the Standard, make the repairs and/or improvements to the Property as set forth and listed on Exhibit G, (collectively “Repair Items” and individually a “Repair Item”), at such time, or from time to time, during the Base Term or any Renewal Term, if applicable, as Lessee determines, as provided hereafter in this subparagraph (b). With regard to Lessee’s obligations as to the Repair Items set forth on Exhibit G, Lessee shall comply with the provisions of Section 8.4 of this Lease. On the Effective Date, Lessee shall deposit in escrow with GrayRobinson, P.A., 401 E. Jackson Street, Suite 2700, Tampa, Florida 33602 (“Escrow Agent”) the amount of One Million Seven Hundred Forty Eight Thousand Five Hundred Dollars ($1,748,500.00) (the “Escrow Deposit’) to be held by Escrow Agent in accordance with the terms of the Escrow Agreement for Tenant Repairs in the form attached hereto as Exhibit H and disbursed to Lessee for payment by Lessee of repairs and replacements, as applicable, of any Repair Items set forth on Exhibit G that Lessee may choose to make, as follows. After approval by Lessor of Lessee’s proposed repair or replacement of an Exhibit G Repair Item, pursuant to the approval process and conditions in Section 8.4 hereafter, Lessee shall obtain estimates for cost of the work and submit the estimates, along with a draw request for the selected accepted bid, not to exceed the maximum dollar amount for such Repair Item expense as set forth on Exhibit G (the “Item Cost Cap”). Lessor shall approve such draw request and submit the same to Escrow Agent. Upon receiving the funds from Escrow Agent, Lessee shall then promptly commence and complete the repair or replacement of the applicable Repair Item and submit final lien waivers and invoices for same to Lessor (“Final Invoices”). If the Final Invoices are greater than the Item Cost Cap, then all costs incurred by Lessee for the repair or replacement of a Repair Item in excess of the Item Cost Cap for that specific Repair Item shall be the sole responsibility of, and shall be paid promptly by, Lessee. If the Final Invoice for the repair or replacement of a Repair Item is less than the Item Cost Cap allocated to such item as shown on Exhibit G, then Lessee may draw (to the extent not then drawn), use and apply the “under budget” difference between the Final Invoices for an Exhibit G Repair Item and the Item Cost Cap, to supplement any cost overage on another Exhibit G Repair Item, where the cost to repair or replace was above the Item Cost Cap. If, at the end of the Base Term, Lessee has not performed or completed all of the Repair Item work listed on Exhibit G, then, notwithstanding anything in this Lease to the contrary, Lessor’s sole and limited remedy, in lieu of any and all other remedies against Lessee for Lessee’s failure to repair or replace the Exhibit G Repair Items during the term of the Lease, shall be that Lessor upon expiration of the term of the lease, shall retain all remaining dollars then held by Escrow Agent in the Escrow Deposit, as liquidated and stipulated damages, with all other claims or damages arising from Lessee’s failure to repair or replace the Exhibit G Repair Items during the term of the Lease, being waived and released by Lessor. Lessor shall not be required to make withdrawals from the Escrow Deposit more frequently than monthly, to accommodate Lessee’s draw requests. All interest, if any, earned on the Escrow Deposit, shall be retained by Lessor.

In addition to the foregoing, Lessee covenants that it shall maintain all generators on the Property in accordance with a preventative maintenance program during the term of the Lease, which includes Lessee’s obligation during the lease term to repair, or if required, to replace, as provided per the preventative maintenance program being followed by Lessee.

(c)        No Lessor Obligation.   LESSOR SHALL NOT BE REQUIRED TO MAKE ANY REPAIR, WHETHER FORESEEN OR UNFORESEEN, CAPITAL OR NOT, OR TO MAINTAIN ANY OF THE PROPERTY IN ANY WAY, AND LESSEE HEREBY EXPRESSLY WAIVES THE RIGHT TO MAKE REPAIRS OR MAINTENANCE AT THE EXPENSE OF THE LESSOR, WHICH RIGHT MAY BE PROVIDED FOR IN ANY APPLICABLE LAW NOW OR HEREAFTER IN EFFECT; PROVIDED HOWEVER THAT LESSOR SHALL REPAIR AND MAINTAIN THE PROPERTY AND IMPROVEMENTS WHERE SUCH REPAIR OR MAINTENANCE IS REQUIRED DUE TO LESSOR’S, OR IT’S SERVANT’S, EMPLOYEE’S, AGENT’S, CONTRACTOR’S OR INVITEE’S NEGLIGENCE OR WILLFUL MISCONDUCT.

(d)        Nonapplicability.   The provisions of this Section 8.2 shall not apply in the case of Casualty to or Condemnation of the Property, in which case the obligations of the parties shall be as provided in Article 12.

Section 8.3.              Property Assessment Reports.    Lessor shall have the right, not more frequently than once every two (2) years, to engage a qualified third party professional to prepare property assessment reports of the roof, structure and HVAC only (and no other items) at the Property (individually a “Property Assessment Report” and collectively the “Property Assessment Reports”) to confirm the same are being maintained to the Standard. Lessor shall pay the qualified third party professional directly for all costs of obtaining any Property Assessment Reports after the date of this Lease. It is understood and agreed to between the parties that IVI Assessment Services Inc. and its successors, affiliates and subsidiaries are qualified third party professionals. In the event that the Property Assessment Report discloses that maintenance or repairs are required in order to keep the roof, structure and HVAC as required by the Standard, then, subject to the following sentence, Tenant shall diligently and continuously complete such repairs or maintenance as soon as possible. If Tenant disputes that any such repairs or maintenance are necessary or consistent with its obligations in maintaining the roof, structure and HVAC to the Standard, then Tenant shall repair and maintain those items it does not dispute and the balance shall be resolved as set forth under Article 27 hereafter. Notwithstanding the foregoing, Lessee acknowledges its obligation at the end of the Lease Term for the Property’s condition and repair to comply with the Standard.

Section 8.4.              Alterations.    (a) At any time and from time to time, Lessee, at its sole cost and expense, may make (1) without Lessor’s consent, non-structural

Alterations to the Property, less than the Threshold Amount; (2) and after giving prior written notice to Lessor and obtaining Lessor’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), structural Alterations and/or non-structural Alterations in excess of the Threshold Amount; provided, however, that no Alteration (whether consent is necessary or not) shall (i) materially negatively impair the utility, remaining useful life or fair market value of the Property, in each case assuming that the Improvements are then being operated and maintained in accordance with this Article 8; (ii) create a violation of this Lease; (iii) increase in any respect the risk of liability to Lessor under any Environmental Laws; (iv) materially and permanently reduce the rentable square footage (as calculated in accordance with the methods of measuring rentable area as described in the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996, as promulgated by the Building Owners and Managers Association International) of the Improvements; (v) materially reduce the electrical power available to the Building; (vi) permanently weaken (upon completion of construction or repair of the structure) the structure of the Improvements or any part thereof; or (vii) reduce the permitted uses of the Improvements under applicable zoning or land use laws so as to reduce the fair market value of the Property. Notwithstanding the requirements for notice and consent set forth above, Lessee may, in good faith, make any repairs (structural or non-structural) required by virtue of an emergency without satisfying any otherwise applicable notice and/or consent requirement, provided Lessee notifies Lessor of such repair (to the extent otherwise required) as promptly as is reasonably practical after the emergency.

(b)        Every Alteration shall comply with the following terms (which compliance shall be at Lessee’s sole cost and expense): (i) except (unless required by Applicable Law) for non-structural Alterations costing less than the Threshold Amount for each scope of work, as reasonably determined by Lessee, the Alteration shall be made (x) in accordance with plans and specifications (copies of which shall be delivered to Lessor) prepared by a certified architect or civil engineer who shall be licensed in the appropriate jurisdiction to the extent required for the filing of any plans in connection with such Alteration (which architect may be an employee of Lessee or its Affiliates) and (y) under the supervision of such architect or engineer or other reasonably capable person; (ii) the structural integrity of the existing Improvements shall not be impaired upon completion of such work; (iii) Lessee shall obtain any licenses, approvals or permits required (including final approvals), copies of which shall be delivered to Lessor; and (iv) such Alterations shall not encroach upon any adjacent premises. Lessor agrees to cooperate with Lessee (at no cost to Lessor) in signing permit applications and similar documents to the extent required for any Alteration. Lessee may execute such applications or similar documents on behalf and (if necessary) in the name of Lessor for all Alterations for which Lessor’s consent is not required and for Alterations for which Lessor’s consent is required and has been granted if Lessor has not executed such documents within ten (10) days of Lessee’s request therefor. Nothing herein shall be deemed to impose any liability or responsibility on Lessor for performance or payment of any Alteration. In connection with any Alteration, Lessee shall perform and complete all work promptly and in a good, workmanlike manner in compliance with Applicable Laws (subject to Lessee’s right to contest the applicability thereof) and the plans and specifications submitted to Lessor, if applicable. Except in the event of self-insurance under Section 9.2 hereafter, Lessee shall maintain or cause to be maintained at all times during construction property insurance and commercial general liability insurance naming Lessor, as owner/lessor and Lender as mortgagee and loss payees as their interests may appear under such property insurance and including as additional insureds under such liability insurance.

Notwithstanding the foregoing sentence, Lessee shall require all third party general contractors and subcontractors performing services for Lessee with regard to the Alterations to have and maintain at all times during construction, construction property insurance and commercial general liability insurance naming Lessee, Lessor, as owner/lessor and Lender as mortgagee and loss payees as their interests may appear under such property insurance and including as additional insureds under such liability insurance. Lessee shall provide “as-built” plans to Lessor for any structural Alteration for which Lessee has “as-built” plans prepared. If Lessee does not have “as-built” plans prepared for any Alteration, Lessee shall provide to Lessor with copies of such plans, if any, submitted to the City in connection with Lessee’s application for any necessary permits.

(c)        With respect to such structural Alterations for which Lessee must obtain the prior written consent of Lessor pursuant to the terms of this Lease, Lessor shall have fifteen (15) Business Days after Lessee’s delivery of its request for consent, together with preliminary drawings and specifications for such Alterations, within which time Lessor may grant or not grant Lessee’s request for consent. If Lessor shall not have responded to Lessee within such fifteen (15) Business Day period, such consent shall be deemed to have been granted. Whether or not the Alteration is approved, all reasonable out-of-pocket costs of review incurred by Lessor up to a maximum of Five Thousand Dollars ($5,000.00), shall be paid by Lessee within thirty (30) days of receipt of an invoice therefor.

(d)        Lessee shall not, without Lessor’s prior written consent, which consent may be withheld or denied in Lessor’s sole discretion (i) demolish all or substantially all of the Improvements or Building on the Property, or (ii) make any Alterations, at any time, which would (after the completion thereof) impair the structural integrity of the Building.

(e)        Title to Alterations shall without further act vest in Lessor and shall be deemed to constitute a part of the Property and be subject to this Lease if (i) such Alteration is in replacement of or in substitution for a portion of the Improvements as of the date hereof, (ii) such Alteration is required to be made pursuant to the terms of Section 8.2 or (iii) such Alteration is Non-Severable. Lessor shall notify Lessee in its consent to any Alteration, requiring prior Lessor consent, as to whether such Alteration must be removed upon termination of this Lease. In the event Lessor is deemed to have consented to any Alteration, Lessee shall not be required to remove such Alteration.

(f)        Without limiting Lessee’s rights pursuant to the provisions of this Section 8.4, at Lessee’s sole cost and without liability to Lessor, Lessor agrees to cooperate with Lessee (including signing applications upon Lessee’s written request) in obtaining any necessary permits, variances and consents for any Alterations which Lessee is permitted to make hereunder; provided none of the foregoing shall, in any manner, result in a net reduction of access to or ingress to or egress from the Property, a change in zoning, or otherwise have an adverse effect on the ability to use the Property for the Permitted Use or have an adverse effect on Lessor’s or any Mortgage or other loan document executed in connection therewith (or Lessor’s or Lender’s ability to place such Mortgage Lien) on the Property.

(g)        If an Alteration is not within any of the categories set forth in Section 8.4(e), then title to such Alteration shall vest in Lessee and such Alteration shall be removed by Lessee to the extent required under Article 10 hereof. All Alterations to which title shall vest in Lessee as aforesaid, and all Lessee’s Equipment and Personalty, so long as removal thereof shall not result in the violation of any Applicable Law or this Lease, may be removed at any time by Lessee, provided that Lessee shall, at its expense, repair any damage to the Property caused by the removal of any such Alteration.

Section 8.5.              Compliance with Law; Environmental Compliance.

(a)        Lessee, at Lessee’s expense, shall comply in all Material respects at all times with all Applicable Laws, including Environmental Laws regarding the Property.

(b)        Lessee shall notify Lessor promptly if Lessee (i) has Actual Knowledge of the presence or Release of any Hazardous Materials at, on, under, emanating from or migrating to the Property which could reasonably be expected to violate in any Environmental Law or give rise to any liability under any Environmental Law, provided that Lessee shall not have any obligation to investigate the Property for any such presence or Release of Hazardous Materials and none of Lessee’s employees shall be deemed to have knowledge of the Environmental Laws applicable to the Property or what would constitute a violation thereof, or (ii) receives any written notice, claim, demand, material request for information or other material communication from a Governmental Authority regarding the presence or Release of any Hazardous Material at, on, under, within, emanating from or migrating to the Property or related to the Property which could reasonably be expected to violate in any material respect any Environmental Law or give rise to any liability.

Section 8.6.              Payment of Impositions.   (a) Lessee shall pay or cause to be paid all Impositions due and payable during the Lease Term or payable as provided in Section 8.7, before any fine, penalty, premium, further interest (except as provided in Section 8.6(b)) or cost may be assessed or added for nonpayment, such payments to be made directly to the taxing authorities where feasible.

(b)        If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (regardless whether interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same in installments, and in such event Lessee shall pay only those installments that become due and payable during the Lease Term or, as provided in Section 8.7, relate to the Lease Term, as the same become due and before any fine, penalty, premium, further interest or cost may be assessed or added thereto.

(c)        Notwithstanding the foregoing, Lessee shall have the right to contest any Imposition, subject to the following: (i) such contest shall be at Lessee’s sole cost and expense; (ii) such contest shall be by appropriate legal proceedings conducted in good faith and with due diligence; (iii) such contest will operate to suspend the collection of, or other realization upon, such Imposition, from any Property or other interest of Lessor, or from any Rent (and will not otherwise adversely affect Lessee’s obligation to pay, and Lessor’s right to receive, Rent); (iv) such contest will not otherwise adversely affect Lender’s lien on any Property or Lessor’s right to any Property (for purposes hereof, “adversely affect” being deemed to mean that such lien or Lessor’s right would be subject to reasonable likelihood of extinguishment, impairment or loss of priority); (v) such contest will not materially and adversely interfere with the possession, use or occupancy or sale of the Property; (vi) such contest will not subject Lessor to any civil (other than for the amounts being contested and related interest, penalties, costs and expenses) or criminal liability; (vii) Lessee shall not postpone the payment of any Imposition for such length of time as shall permit the Property to become subject to a lien created by such item being contested that is prior to the lien of the Mortgage (other than a lien for real property taxes which are already a first lien); and (viii) no Lease Event of Default shall then be existing. Lessee shall pay any Imposition (and related costs) promptly after forgoing any contest or after receipt of a final non-appealable adverse judgment.

Section 8.7.              Adjustment of Impositions.    Impositions with respect to the Property for a billing period during which Lessee’s obligation to indemnify Lessor pursuant to this Lease expires or terminates as to the Property shall be adjusted and prorated on a daily basis between Lessor and Lessee, whether or not such Imposition is imposed before or after such expiration or termination of this Lease, and Lessee’s and Lessor’s obligation to pay its pro rata share thereof shall survive such expiration or termination (to the extent, with respect to Lessor, it is obligated to reimburse Lessee for Impositions paid by Lessee for periods after expiration of the Lease Term). Lessee acknowledges that at closing under the Purchase Contract, no credit was given to Lessor for accrued real estate taxes, in consideration for Lessee’s agreement to pay accrued real estate taxes through the termination of the Lease. Thus, in the year in which the Lease Term terminates, and promptly after the final real estate tax bill for that tax year is received by Lessor, Lessor will calculate Lessee’s obligation for real estate taxes through the termination date and submit an invoice and a copy of the tax bill to Lessee. Lessee will be obligated to pay to Lessor the amount so determined. Lessor acknowledges that Lessee may bring any tax certiorari or other actions for refunds of Impositions or adjustments of Impositions for which Lessee is liable under this Lease or relating to periods prior to the commencement date of the Lease Term and Lessee shall be entitled to all such refunds, provided that Lessee shall take no such action which could increase any Imposition for a period after the expiration of this Lease. During the Lease Term, Lessor agrees to cooperate with Lessee in such proceedings, at no cost to Lessor.

Section 8.8.               Utility Charges.   Lessee shall pay or cause to be paid, directly to the party entitled thereto, all charges for electricity, power, gas, oil, water, telephone, sanitary sewer services and all other utilities used in or on the Property prior to and during the Lease Term, and such obligation on the part of Lessee shall survive the expiration or earlier termination of this Lease until all such outstanding balances for services rendered prior to or during the Lease Term have been paid. Any refunds, credits or rebates of such charges attributable to the Lease Term or the period prior to the commencement of the Lease Term shall be the property of Lessee, and Lessor shall pay the same to Lessee promptly upon its receipt thereof. Lessee shall have the right to select all service providers for the Property. Lessor shall not be entitled to charge any fees associated with Lessee’s acquisition and/or use of utilities. If Lessee defaults in the payment of any such charges, Lessor may, at its option, pay such charges on behalf of Lessee, in which event Lessee shall promptly reimburse Lessor therefor and all such sums together with interest at the Default Rate shall be deemed Supplemental Rent hereunder. All applications and connections for necessary utility services on the Property shall be made in the name of Lessee only, unless otherwise required by the utility service provider. Lessor shall under no circumstances be liable to Lessee in damages or otherwise for failure or interruption in service of electricity, water, gas, heat, telecommunication services, including telephone, sewer service or air-conditioning caused by any reason whatsoever, including the making of any repairs or improvements to the Property.

Section 8.9.              Litigation; Zoning; Joint Assessment.   Lessee shall give written notice within ten (10) Business Days to Lessor of any litigation or governmental proceedings pending or threatened against Lessee or the Property of which Lessee has Actual Knowledge, which could reasonably be expected to materially adversely affect the condition of the Property. Lessee shall not initiate any zoning reclassification for the Property, or any portion thereof, or seek any variance under any existing zoning ordinances or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other Applicable Law. Lessee shall not initiate any proceeding to cause the Property to be jointly assessed with any other property or with any personal property of Lessee, or take any other action or initiate any proceeding which might cause the personal property of the Lessee to be taxed in a manner whereby such taxes or levies could be assessed against the Property.

ARTICLE 9.

INSURANCE

Section 9.1.              Coverage.   (a) Lessee shall maintain insurance of the types and in the amounts set forth on Schedule 9.1 attached hereto and made a part hereof, including without limitation a policy or policies of (i) commercial general liability insurance with respect to the Property, with Lessor, Lessor’s asset and/or property manager, Lessor’s managing agent for the building, any ground lessors and Lender (whose names shall have been furnished to Lessee) named as additional insured parties on such policy or policies to the extent of any indemnity provided by Lessee under this Lease, and (ii) property insurance with respect to the Property, with Lessor and Lender named as loss payees as their interests may appear, all in forms and amounts as set forth in Schedule 9.1.

(b)        Nothing in this Article 9 shall prohibit Lessee from maintaining, at its expense, commercial general liability and or property insurance on or with respect to the Property naming Lessee as insured and/or loss payee in amounts greater than the insurance required to be maintained under this Section 9.1 or any other insurance with respect to the Property (including business interruption insurance),naming Lessee as insured and/or loss payee thereunder, unless such insurance would conflict with or otherwise limit the availability of or coverage afforded by insurance required to be maintained under this Section 9.1. Nothing in this Section 9.1 shall prohibit Lessor from maintaining, at its expense, other insurance on or with respect to the Property or the operation, use and occupancy of the Property, unless such insurance would conflict with, cause Lessor to be a coinsurer or otherwise limit or adversely affect Lessee’s ability to obtain, or the cost of, the insurance required to be maintained by Lessee under Section 9.1(a).

(c)        Copies of any certificates of insurance required to be delivered under Schedule 9.1 shall be delivered to Lessor at the time set forth in Section 9.1.

(d)        In the event of Lessee’s failure to obtain or maintain the insurance called for under this Lease after any applicable notice and grace period, Lessor shall have the right, together with Lessor’s other remedies set forth herein, to obtain the policies of insurance required under this Lease and to bill Lessee for the reasonable premium payments therefor, such bills to be paid by Lessee to Lessor within five (5) days after delivery to Lessee of bills therefor, together with interest at the Default Rate. This subsection shall not be deemed to be a waiver of any of Lessor’s rights and remedies, under any other provision of this Lease.

(e)        Each insurance policy required to be carried by Lessee under this Lease shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or omission of Lessor or Lessee which might, absent such provision, result in a forfeiture of all or a part of such insurance payment.

(f)        Lessee shall comply with all insurance requirements applicable under any insurance policies required to be maintained under this Lease.

(g)        To the extent that any insurance policy maintained by Lessee pursuant to this Lease has a deductible as between Lessee and the insurance company and Lessor is entitled to insurance proceeds with respect to a claim thereunder, then as between Lessor and Lessee, Lessee shall be responsible to cover such deductible or pay such claim.

(h)        Lessor (i) shall promptly and no later than 30 days after notice thereof provide Lessee with written notice of any claim, demand, lawsuit, or the like for which it seeks coverage pursuant to this Article 9 or Schedule 9.1 and provide Lessee with copies of any demands, notices, summons, or legal papers received in connection with such claim, demand, lawsuit, or the like; and (ii) shall fully cooperate with Lessee, at Lessee’s sole cost and expense, in the defense of the claim, demand, lawsuit, or the like.

Section 9.2        Self Insure.  Notwithstanding anything contained in Section 9.1, during such periods as either the Lessee or Guarantor shall maintain a GAAP tangible net worth of at least $500,000,000.00 and both Lessee and Guarantor are either direct or indirect wholly owned subsidiaries of AT&T Inc., Lessee shall have the right to self-insure by assuming in whole or in part, without insurance, any and all risks otherwise required by this Lease to be insured against by Lessee. If Lessee does not maintain, in whole or in part, insurance of the types and in the amounts set forth on Schedule 9.1, then it shall be deemed to have elected to self-insure, provided, however, Lessee’s self-insurance obligation for Lessor shall not extend to claims for punitive damages, exemplary damages, or gross negligence (collectively “Special Damages”) unless and only to the extent that the third party insurance coverages per Section 9.1 in affect at the time of the casualty would have responded to and paid the insured for such Special Damages claims. Lessee’s self-insurance obligation shall also not apply when the claim or liability arises solely from the negligence, fault, misconduct, actions or inactions of Lessor, its employees, contractors, or agents. Subject to the foregoing, in the event of a casualty to which casualty insurance coverage required to be carried under Section 9.1 would have responded, but for Lessee’s election to self-insure under this Section 9.2, then upon adjustment of the loss Lessee shall make payment to Lessor (and its Lender if then required under Lessor’s loan with such Lender) in an amount equal to the loss that would have been paid under such insurance coverages (assuming no deductible) had Lessee then had such required Section 9.1 insurance coverages in place at the time of the casualty. The parties acknowledge that it is their intention to have Lessee’s self-insured obligation to Lessor and the payments received by Lessor under such self-insurance, be identical to and the same as would be paid to Lessor if Lessee had then had in place third party insurance coverages as set forth in Section 9.1 and Schedule 9.1.

ARTICLE 10.

RETURN OF PROPERTY TO LESSOR

Section 10.1.            Return of Property to Lessor.  (a) Lessee shall, upon the expiration or termination of this Lease, at its own expense, return the Property to Lessor by surrendering the same into the possession of Lessor (i) free and clear of all Liens caused by Lessee (whether by payment or bonding), other than (A) Lessor Liens, (B) any Lien created by the Mortgage and related debt documents, (C) Liens for taxes not yet due and payable subject to Lessee’s obligations under Sections 8.6(b) and 8.7, (D) Liens and Impositions being contested in accordance with the provisions of Section 7.1 or 8.6(c), as the case may be, and (E) other Permitted Liens (other than this Lease and any assignment of this Lease), and (ii) in compliance with the terms of this Lease. Lessee hereby waives notice to vacate the Property and agrees that Lessor shall be entitled to the benefit of all provisions of the law respecting the summary recovery of possession of the Property from Lessee holding over to the same extent as if statutory notice had been given.

(b)        All Alterations and Lessee’s Equipment and Personalty not removed by Lessee by the last day of the Lease Term (but in the event of a termination other than upon the expiration of the Base Term, within thirty (30) days after said termination of this Lease), other than those Alterations as to which title shall vest in Lessor pursuant to Section 8.4, shall be deemed abandoned and Lessor may dispose of such property in any manner that Lessor, in its sole discretion, determines is appropriate. Lessor hereby notifies Lessee that Lessor will not store any such property of Lessee and such property shall become the property of Lessor. In no event shall Lessee be required to remove or pay for the removal of any built in, permanent fixtures or improvements existing on, or within, the Property as of the date of this Lease, any raised computer floors built during the Lease Term, any other Alterations made in compliance with the terms of this Lease or any cabling or wiring (or similar property) now or hereafter located on or in the Property.

(c)        Upon the return of the Property to Lessor, Lessee shall also deliver (i) all transferable licenses and permits pertaining to the Property by general assignment, without warranty or recourse; (ii) as built-drawings, including plans for HVAC, mechanical and electrical systems, to the extent in Lessee’s possession and not previously delivered to Lessor; (iii) available keys to the Property; (iv) a general assignment of all subleases existing on the date hereof or entered into in accordance with the terms of this Lease; and (v) to the extent assignable, a general assignment, without warranty or recourse, of all maintenance contracts (to the extent required by Lessor) and existing warranties applicable to the Property.

(d)        Lessee agrees to reasonably cooperate with Lessor and its representatives to effectuate a smooth transition of the operation and maintenance of the Property. Notwithstanding anything in this Lease to the contrary and provided that Lessee surrenders the Property upon the expiration or termination of this Lease in compliance with all Applicable Laws and the terms of this Lease, the failure to remove any of Lessee’s Alterations or Lessee’s Equipment and Personalty in accordance with the provisions hereof shall not result in Lessee being deemed a holdover tenant hereunder.

ARTICLE 11.

ASSIGNMENT BY LESSEE

Section 11.1.                            Assignment by Lessee.     (a)Lessee may, at Lessee’s sole expense and without the consent of Lessor, assign this Lease for a period that does not extend beyond the Lease Term to any Person. Any assignee shall assume the obligations of Lessee arising from and after the effective date of the assignment.

(b)    Notwithstanding any assignment provided for in Section 11.1(a), Lessee and Guarantor shall not be released from its primary liability hereunder and shall continue to be obligated for all obligations of “Lessee” in this Lease, which obligations shall continue in full force and effect as obligations of a principal as though no assignment had been made.

         Section 11.2.                   Use by Other Persons.       Notwithstanding anything contained in this Article 11 which may be construed to the contrary, Lessor acknowledges that the Property may be occupied by one or more customers, service providers, vendors, contractors, and Related Persons (as defined in Section 14.1) and their employees and contractors and that such use of the Property shall not be considered an assignment or sublease unless Lessee elects to treat it as such.

Section 11.3.                            Notice to Lessor.    Lessee shall endeavor to give prior written notice to Lessor of every assignment or subletting to any Person who is not an Affiliate of Lessee.

Section 11.4.                            Prohibited Assignments/Subleases.       In no event shall this Lease be assignable by operation of any law, and Lessee’s rights hereunder may not become, and shall not be listed by Lessee as an asset under any bankruptcy, insolvency or reorganization proceedings. Acceptance of any payment of Base Rent or Supplemental Rent by Lessor after any non-permitted assignment or sublease shall not constitute approval thereof by Lessor.

Section 11.5.                            Lessor’s Right to Collect Sublease Rents upon Lease Event of Default.  If the Property (or any portion) is sublet and a Lease Event of Default occurs, then Lessor is authorized, at its option, to collect all sublease rents directly from the sublessee. Lessee hereby assigns the right to collect the sublease rents to Lessor in the event of Lessee default. The collection of sublease rents by Lessor shall not relieve Lessee of its obligations under this Lease, nor shall it create a contractual relationship between sublessee and Lessor or give sublessee any greater estate or right to the Property than contained in its sublease.

Section 11.6.                            Sale of Property.  In the event of the transfer and assignment by Lessor of its interest in this Lease and the Property, Lessor shall thereby be released from any obligations arising prior to or accruing hereunder as of and after the date of such transfer, and Lessee agrees to attorn to the successor in interest of Lessor following any such transfer of such interest either voluntarily or by operation of law, to recognize such successor as Lessor under this Lease, and look solely to such successor in interest of Lessor for the performance of such obligations. Lessor shall remain liable for any obligations of Lessor hereunder arising from or accruing prior to the date of the transfer of the Premises by Lessor. Any security given by Lessee to secure the performance of Lessee’s obligations hereunder may be assigned and transferred by Lessor to its successor in interest, and Lessor shall thereby be discharged of any further obligations relating thereto.

ARTICLE 12.

LOSS; DESTRUCTION; CONDEMNATION OR DAMAGE

Section 12.1.            Destruction of the Building. (a) Subject to the terms of this Article 12, if the Building is totally or partially damaged or destroyed by Casualty, Lessee shall restore the Building to the same or better condition as existed immediately prior to such Casualty. Lessee shall have no obligation to repair and restore Lessee’s Equipment and Personalty, trade fixtures, decorations, signs, contents, or any non-standard improvements to the Premises. If (i) the Casualty results in damage to the Building which will take in excess of (A) two hundred seventy (270) days from the beginning of restoration to restore (as reasonably determined by an independent registered architect engaged by Lessor who will certify to Lessor and Lessee as soon as practicable, but in any event within forty-five (45) days after the Casualty the amount of time needed to restore) the Building to the same condition as existed immediately prior to such Casualty, using standard working methods, and such Casualty occurs at any time during the then current Lease Term, or (B) three (3) months from the beginning of restoration to restore (as reasonably determined by such architect in the same manner as in clause (A) above) the Building to the same condition as existed immediately prior to such Casualty and such Casualty occurs during the last twelve (12) months of the then current Lease Term; (ii) the repair, restoration or reconstruction is prohibited by any zoning ordinance, building code or other Applicable Law, which in Lessor’s commercially reasonable determination, makes the rebuilding of the Building not economically viable, then Lessor may elect to terminate this Lease upon giving notice of such election in writing to Lessee within sixty (60) days after the occurrence of the Casualty, which notice shall specify a proposed termination date not earlier than the later of (x) one hundred twenty (120) days after the Casualty and (y) sixty (60) days after the date of the notice.

(b)        Lessee shall commence the repair, restoration or rebuilding thereof within ninety (90) days after such Casualty (subject to delays in the adjustment of insurance and receipt of necessary permits from Governmental Authorities) and shall substantially complete such restoration, repair or rebuilding of the Property or the Building, as the case may be, to the same or better condition as existed immediately prior to the Casualty as promptly as practicable after the commencement thereof. In such event, this Lease will remain in full force and effect, and Lessee shall be bound by the terms hereof, including the obligation to pay Rent, subject to the provisions of Article 13.

(c)        If Lessor elects to terminate this Lease (whether in part or in whole) by notice as provided above, such termination shall be effective on the proposed termination date specified in the notice provided to Lessee, provided that Lessee shall have the right, upon written notice to Lessor to elect an earlier termination date, not earlier than thirty (30) days after receipt of such notice. In such event, Lessee shall be obligated to pay to Lessor the Rent accrued to the effective date of such termination, which obligation shall survive such termination, for the portion of the Property as to which this Lease was terminated.

Section 12.2.        Lessee’s Right to Terminate.    (a) If (i) the architect determines in accordance with Section 12.1 above that the Casualty resulted in damage to all or a substantial part of the Building which will take in excess of (x) eighteen (18) months from the beginning of restoration to restore the Building to the same condition as existed immediately prior to the Casualty and the Casualty occurs at any time during the Lease Term or (y) three (3) months from the beginning of restoration to restore the Building to the same condition as existed immediately prior to the Casualty and the Casualty occurs during the last twelve (12) months of the then current Lease Term, but Lessor does not elect to terminate this Lease, or (ii) as a result of a Casualty to the Building, Lessee must either (A) cease its operations at such Building for a period of fifteen (15) months or more, (B) move a Substantial Portion of its operations from the Building or relocate a Substantial Percentage of its employees from the Building to another location not on the Property for a period of fifteen (15) months or more or (C) lay off a Substantial Percentage of its employees working at the Building for a period of fifteen (15) months or more (any of the foregoing Casualties described in clause (i) or (ii), a “Substantial Casualty”), then Lessee may elect to terminate this Lease upon giving notice of such election in writing to Lessor within sixty (60) days after Lessee is notified in writing of the architect’s determination as to the time required to restore the Building or Lessee determines that a Substantial Casualty under clause (ii) above has occurred, which notice shall specify a termination date not earlier than sixty (60) days after the date of the notice.

(b)        If Lessee elects to terminate this Lease pursuant to Section 12.2(a), then Lessee shall pay to Lessor the excess, if any, of the discounted Present Value of the Rent that would otherwise become due for the Property for the period of time commencing on the date of termination of this Lease and ending on the last day of the Lease Term over the discounted Present Value of the Fair Market Rent that Lessor can reasonably be expected to collect after restoration of the Property through the end of the Lease Term (assuming reasonable periods of time to prepare plans, secure permits and rebuild the Property substantially to its condition prior to the Casualty and to market and re-lease the Property to another tenant or tenants, all as determined pursuant to Section 12.2(c)). Lessee’s obligation to rebuild is separate from, and not affected by, Lessee’s and Lessor’s rights hereunder to terminate the Lease.

If the Lease is terminated by either Lessee or Lessor as the result of a Casualty, then Lessor shall have the option, by giving written notice to Lessee, to rebuild and restore the Property in lieu of Lessee repairing the damage and restoring the Property. In that event, Lessor shall receive from Lessee either the insurance proceeds (plus any deductible), or, if Lessee is then self- insuring, the amount that would have been received in insurance proceeds (including any deductible) paid in response to the adjusted loss to restore the Property from damage due to the casualty.

Lessor acknowledges that if it elects not to have the Property restored after a casualty and the Lease is terminated, then payment to it from either insurance proceeds or Lessee under self-insurance shall be only such amount as represents the fair market value of the Property as of the date of the Casualty, and not an amount equal to the full replacement cost to restore the Property.

(c)        If Lessor and Lessee cannot agree on the discounted Present Value of the Fair Market Rent that Lessor could reasonably be expected to collect after restoration of the Property (or portion thereof), such discounted Present Value of the Fair Market Rent will be determined by appraisal in accordance with the Appraisal Procedure. The period of time required to rebuild the Building will be determined by two independent registered architects, one selected by Lessor and one selected by Lessee, assuming the reasonably prompt and efficient engagement of and work by architects, contractors and others necessary to rebuild the Building. The period of time that it would take to re-lease the Building after the reconstruction and/or repair thereof will be determined by two independent commercial real estate brokers, one selected by Lessor and one selected by Lessee, and each familiar with properties similar to the Property and with the commercial lease market in the area. The determinations of such architects and brokers shall be binding on the parties. If such architects or brokers cannot agree on the period of time to rebuild or re-lease the Building within twenty (20) Business Days after the their appointment, then a third architect or broker, as the case may be, shall be selected by the two other architects or brokers, as applicable or, failing agreement as to such third architect or broker within thirty (30) Business Days after the appointment of the others, by the American Arbitration Association office in the City (or if none, then the closest city that does have an office). The determinations of the relevant periods of time of the three architects or brokers, as the case may be, shall be made within twenty (20) Business Days of the appointment of the third such Person; such three time periods shall be averaged and such average time period shall be the time period required to rebuild or re-lease the Building, provided that if any one of the three determinations diverges from such average by ten percent (10%) or more, that determination shall be discarded and the average of the remaining two determinations shall be the applicable time period binding on the parties. The fees and expenses of the architect and broker appointed by a party shall be paid by such party; the fees and expenses of a third architect or broker shall be divided equally between the two parties. Lessee shall be released from any and all obligations hereunder arising from and after such termination, other than the obligation to pay such discounted present value of the Rent.

Section 12.3.            Condemnation.     (a) In the event of a Total Taking of the Property, the Lease Term shall terminate upon the earlier of delivery of possession of the Property to the condemning authority or the effective date of the taking and Lessee shall be obligated to pay to Lessor the sum of (i) any unpaid Base Rent accruing to the date of termination, plus (ii) after determination of the amount of the Award attributable to the discounted Present Value of the Fair Market Rent as provided in paragraph (d) below, the amount, if any, required to be paid by Lessee under paragraph (e) below.

(b)        If a Minor Condemnation occurs, Lessor shall repair and restore the Property, to the extent practicable and as provided in this Section 12.3, to the condition as existed immediately prior to the Minor Condemnation and shall use the Award to pay the costs thereof. Notwithstanding the occurrence of a Minor Condemnation, the obligation of Lessee to pay scheduled Rent to Lessor shall continue subject to Section 13.1, and Lessee shall be entitled to any rent interruption insurance proceeds payable in connection therewith and the amount of the Award payable to Lessee pursuant to paragraph (c) below.

(c)        Any award, compensation or damages (the “Award”) for a Minor Condemnation or a Total Taking shall be paid to and be the sole property of Lessor whether the Award shall be made as compensation for diminution of the value of the leasehold estate or the fee of the

Property or otherwise, and Lessee hereby assigns to Lessor all of Lessee’s right, title and interest in and to any and all of the Award; provided that, to the extent the Award would not diminished, Lessee shall have the right to make a separate claim against the condemning authority (but not Lessor) for such compensation as may be separately awarded or recoverable by Lessee for moving, if a separate award for such items is made to Lessee; and provided further that Lessee shall have an independent right to make a claim for any Condemnation of Lessee’s Equipment and Personalty. Any portion of the Award that is not required to be expended by Lessor for repairing or restoration shall be retained by Lessor as Lessor’s sole property.

(d)        The amount of any Award payable to Lessor on account of a Total Taking (not including any separate award payable to Lessee for moving or for condemnation of Lessee’s Equipment and Personalty) that is attributable to the Fair Market Rent that would be payable for the remainder of the then current Lease Term shall be ascertained through the Appraisal Procedure and such amount shall be discounted to the Present Value thereof.

(e)        If the discounted Present Value of the Rent that would have become due from the date of termination of this Lease to the end of the then current Lease Term exceeds the amount of the award attributable to the discounted Present Value of the Fair Market Rent as determined under paragraph (d) above, Lessee shall pay to Lessor, within ten (10) Business Days after the determination thereof, the amount of such excess. If the amount of the Award attributable to the discounted Present Value of the Fair Market Rent as determined under paragraph (d) above exceeds the discounted Present Value of the Rent that would have become due hereunder, Lessee shall not make any additional payment to Lessor and Lessor shall not have any obligation to remit any portion of the Award to Lessee.

ARTICLE 13.

REDUCTION OF RENT

Section 13.1.            Reduction of Rent.      If after any repair, restoration or rebuilding required to be undertaken by Lessor as a result of a Casualty or Minor Condemnation there is a permanent reduction in the rentable square feet of the Building located on the Property available to or occupied by Lessee, then the Base Rent shall be proportionately reduced from the date of determination of such permanent reduction through the end of the Lease Term. The proportionate reduction shall be computed on, as applicable, (i) the basis that the rentable square feet of the Building from time to time available to Lessee after the Casualty or Minor Condemnation bears to the aggregate rentable square feet of the Building prior to the Casualty or Minor Condemnation. Any reduction in Rent shall become effective as of the determination of such permanent reduction. To the extent Lessee shall have paid any Base Rent for any period after such determination of permanent reduction in an amount which did not take into account the applicable reduction in Base Rent pursuant to this Section 13.1, Lessor shall remit the excess payment to Lessee within thirty (30) Business Days.

ARTICLE 14.

SUBLEASE

Section 14.1.             Subleasing Permitted; Lessee Remains Obligated.  Lessee may at any time and from time to time, directly or indirectly through one or more Affiliates or Persons, (“Related Persons”), sublease the Property or any portion or portions thereof to any Person or permit the occupancy of the Property or any portion or portions thereof by any Person. No such sublease, sub-sublease, license, occupancy agreement or similar agreement (each, a “Sublease”) shall release Lessee and Guarantor from its primary liability for the performance of its duties and obligations hereunder, and Lessee and Guarantor shall continue to be obligated for all obligations of “Lessee” in this Lease, which obligations shall continue in full effect as though no Sublease had been made.

Section 14.2    Service Providers.       Lessor acknowledges that Lessee in the course and custom of its business has provided space and will continue to provide space in its offices and elsewhere at the Property on a regular basis to Lessee’s customers, subcontractors, vendors and other service providers who provide services integral to Lessee’s business and operations. Such furnishing of space shall not constitute an assignment or sublease for purposes of this Lease, regardless of the terms or conditions upon which Lessee provides the same.

ARTICLE 15.

INSPECTION

Section 15.1.            Inspection.     Upon at least two (2) Business Days’ prior written notice to Lessee, Lessor and its representatives and agents (each, an “Inspecting Party”), may from time to time (but not more frequently than one time per calendar quarter), during normal business hours and in a commercially reasonable manner and at their own risk, to inspect the Property, to verify compliance with the provisions of this Lease. No Sublease shall contain any restrictions on inspection other than as set forth herein. The Inspecting Party shall repair any damage caused by any inspection performed pursuant to this Section 15.1. Lessee shall have the right to have its representatives, including security guards, present at any such inspection. In addition, Lessee may designate one or more reasonably sized “secure areas” to which no Inspecting Party shall have access and the Inspecting Party shall comply with Lessee’s other reasonable security requirements. Notwithstanding the foregoing, Lessor shall have the right to inspect such “secure areas” if required by Lessor’s board of directors or auditors, subject to a representative of Lessee being present at all times with the Inspecting Party. No video or other photography of any such area shall be permitted. Each Inspecting Party agrees to hold in confidence all proprietary information and trade secrets of which it becomes aware during such inspection. All such inspections shall be at Lessor’s expense. In no event shall such inspections materially disrupt Lessee’s ongoing business operations within the Building or on the Property. Notwithstanding anything in this Lease to the contrary, no prior notice to Lessee is required for Lessor’s inspection resulting from an emergency. For the period of six (6) months prior to the expiration of the term of this Lease, Lessor may show the Property to prospective tenants upon at least two (2) Business Days’ prior written notice to Lessee. In addition, at any time during the term of this Lease, Lessor shall have a right show the Property to prospective purchasers of the Property, subject to the Lease, upon at least two (2) Business Days’ prior written notice to Lessee and subject to such parties being accompanied at all times by a Lessee representative.

ARTICLE 16.

LEASE EVENTS OF DEFAULT

Section 16.1.            Lease Events of Default.       Each of the following events shall constitute a “Lease Event of Default”:

(a)        Lessee shall fail to make any payment of Base Rent and such failure shall continue for a period of five (5) Business Days after written notice from Lessor to Lessee that such amount is due and unpaid (except that Lessor shall not be required to provide written notice of the failure to pay Base Rent more than two (2) times in any twelve (12) month period);

(b)        Lessee shall fail to make any payment of Supplemental Rent, and such failure shall continue for a period of five (5) Business Days after written notice of such failure to Lessee from Lessor (except that Lessor shall not be required to provide written notice of the failure to pay Supplemental Rent more than two (2) times in any twelve (12) month period);

(c)        Lessee shall fail to timely perform or observe any covenant or agreement (not otherwise specified in this Article 16) to be performed or observed by it hereunder and such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee; provided that the continuation of such a failure for thirty (30) days or longer after such notice shall not constitute a Lease Event of Default if such failure can be cured, but cannot reasonably be cured within such thirty (30) day period, and Lessee shall commence to cure such failure within such thirty (30) day period and shall be diligently and continuously prosecuting the cure of such failure;

(d)        Lessee shall fail to carry or maintain in full force any insurance required hereunder, and such failure shall continue for thirty (30) days after such obligations arise, but not beyond the expiration date of any required policy of insurance;

(e)        Any representation or warranty made by Lessee herein shall prove to have been incorrect in any material respect when such representation or warranty was made, shall remain materially incorrect at the time in question and shall not be cured in all material respects within thirty (30) days after written notice to Lessee thereof, provided that the continuation of such a failure for thirty (30) days or longer after such notice shall not constitute a Lease Event of Default if such failure can be cured, but cannot reasonably be cured within such thirty (30) day period, and Lessee shall commence to cure such failure within such thirty (30) day period and shall be diligently and continuously prosecuting the cure of such failure; and

(f)        (i) Lessee or Guarantor makes any general arrangement or assignment for the benefit of creditors, a transfer in fraud of creditors or shall become insolvent; (ii) Lessee or Guarantor becomes a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within ninety (90) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of the assets of Lessee or Guarantor where possession is not restored to Lessee within ninety (90) days; (iv) the attachment, execution or other judicial seizure of substantially all of the assets of Lessee or Guarantor where such seizure is not discharged within ninety (90) days; (v) Lessee or Guarantor admits in writing its inability to pay its debts generally as they become due;

(vi) Lessee or Guarantor files a petition or answer seeking reorganization, arrangement or other protection under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof; (vii) Lessee or Guarantor is liquidated or dissolved, or placed under conservatorship or other protection under any applicable Federal or state law; (viii) any petition is filed by or against Lessee or Guarantor under Federal bankruptcy laws, or any other proceeding is instituted by or against Lessee or Guarantor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Lessee or Guarantor, or for any substantial part of the property of Lessee, and such proceeding is not dismissed within ninety (90) days after institution thereof; or (ix) Lessee or Guarantor shall take any action to authorize or effect any of the actions set forth above in this clause (f).

(g)        Lessee’s interest under this Lease is sold under execution or other legal process.

(h)        Lessee’s interest under this Lease is modified or altered by any unauthorized assignment or subletting or by operation of law.

(i)        Lessee’s failure to take occupancy of the Property when same is tendered by Lessor to Lessee, unless Base Rent and Supplemental Rent have been prepaid to cover the applicable period of non-occupancy.

(j)        Lessee’s or Guarantor’s failure to comply with the requirements of Section 25.26 of this Lease.

ARTICLE 17.

ENFORCEMENT

Section 17.1.            Lessor Remedies.  Upon the occurrence of any Lease Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, by notice to Lessee do one or more of the following as Lessor in its sole discretion shall determine:

(a)        Lessor may terminate this Lease by giving Lessee written notice of Lessor’s election to do so and the effective date thereof, in which event Lessor may forthwith repossess the Property and recover, in addition to any other sums or damages for which Lessee may be liable to Lessor, as liquidated damages a sum of money equal to the excess of the discounted Present Value of the Rent to be paid by Lessee for the balance of the Lease Term (after Lessor elects to exercise the remedy provided for in this paragraph (a)) over the discounted Present Value of the Fair Market Rent for the Property, after deduction from such Fair Market Rent of all anticipated reasonable expenses of reletting, for such period. Should the discounted Present Value of the Fair Market Rent for the Property, after deduction of all anticipated expenses of reletting, including without limitation reasonable legal fees, reasonable brokerage commissions and reasonable tenant improvement allowances or other concessions, for the balance of the Lease Term exceed the discounted Present Value of the Rent to be paid by Lessee for the balance of the Lease Term, Lessee shall have no obligation to pay Lessor such liquidated damages and Lessor shall have no obligation to pay to Lessee the excess of such discounted Present Value of the Fair Market Rent over the discounted Present Value of the Rent.

(b)        Assuming that Lessor has not exercised its right to terminate this Lease under paragraph (a) above, Lessor may terminate Lessee’s right of possession of the Property without terminating this Lease by giving written notice to Lessee that Lessee’s right to possession shall end on the date stated in such notice, whereupon the right of Lessee to possession of the Property or any part thereof shall cease on the date stated in such notice. If Lessor terminates Lessee’s right of possession of the Property without terminating this Lease, such termination of possession shall not release Lessee, in whole or in part, from Lessee’s obligation to pay the Rent hereunder for the then current Lease Term. In such event, Lessor shall have the right from time to time to recover from Lessee, and Lessee shall remain liable for, all accrued Rent not theretofore paid which is due under this Lease during the period from the date of such notice of termination of possession to the date of such demand by Lessor, but not for any period after the last day of the then current Lease Term. In any such case, Lessor shall not be obligated to use any efforts to relet the Property (which may be for a term extending beyond the then current Lease Term of this Lease). Also, in any such case, Lessor may change the locks or other entry devices of the Property and make repairs, alterations and additions in or to the Property and redecorate the same to the extent deemed by Lessor, in its reasonable judgment, necessary or desirable, and Lessee shall upon written demand pay the reasonable costs thereof, together with any reasonable costs incurred by Lessor in accomplishing such reletting (the “Additional Expenses”). Lessor may collect the rents from any such reletting and apply the same first to the payment of late charges and default interest, second to the payment of maintenance, repair and insurance costs, third to the payment of the Additional Expenses and finally to the payment of Rent herein provided to be paid by Lessee, and any excess or residue shall operate as an offsetting credit against the amount of Rent payable hereunder as the same thereafter becomes due and payable; provided that the use of such offsetting credit to reduce the amount of Rent due Lessor, if any, shall not be deemed to give Lessee any right, title or interest in or to such excess or residue and any such excess or residue shall belong to Lessor solely; provided further that in no event shall Lessee be entitled to a credit against such Rent in excess of the aggregate amount (including the Rent and any Additional Expenses payable by Lessee) due hereunder or which would have been paid by Lessee for the period for which the credit to Lessee is being determined had no default occurred. No such reentry, repossession, repairs, alterations, additions or reletting shall (i) be construed as an eviction or ouster of Lessee or as an election on Lessor’s part to terminate this Lease, unless a written notice of such intention is given to Lessee, or (ii) operate to release Lessee in whole or in part from any of Lessee’s obligations hereunder, and Lessor may, at any time and from time to time, sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting.

(c)        Lessor may exercise any other right or remedy that may be available to it under Applicable Laws or in equity, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. A single suit or separate suits may be brought to collect any such damages for any period or periods with respect to which Rent shall have accrued, and such suits shall not in any manner prejudice Lessor’s right to collect any such damages for any subsequent period. Lessor may defer any such suit until after the expiration of the Base Term, in which event such suit shall be deemed not to have accrued until the expiration of the Base Term.

Section 17.2.            Survival of Lessee’s Obligations.        No repossession of any or all of the Property or exercise of any remedy under this Lease, including termination of this Lease, shall, except as specifically provided herein, relieve Lessee of any of its liabilities and obligations hereunder, including the obligation to pay Rent. In addition, except as specifically provided herein, Lessee shall be liable for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies, including the Additional Expenses and reasonable legal fees and other costs and expenses (plus interest on such amounts from the date payable until the date paid at the Default Rate) incurred by Lessor and Lender by reason of the occurrence of any Lease Event of Default or the exercise of Lessor’s remedies with respect thereto and including all costs and expenses incurred in connection with the return of the Property in the manner and condition required by, and otherwise in accordance with the provisions of, Article 10 as if the Property were being returned at the end of the Lease Term.

Section 17.3.            Remedies Cumulative; No Waiver; Consents; Mitigation of Damages.  To the extent permitted by, and subject to the mandatory requirements of, Applicable Laws, each and every right, power and remedy specifically given to Lessor in this Lease or otherwise available under Applicable Law shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law or in equity, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor, and the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. No delay or omission by Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Lessee or to be an acquiescence therein. Lessor’s consent to any request made by Lessee shall not be deemed to constitute or preclude the necessity for obtaining Lessor’s consent in the future to all similar requests. No express or implied waiver by Lessor of any Lease Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Lease Event of Default. Lessor shall not be obligated to use reasonable efforts to mitigate any damages suffered by Lessor that result from a Lease Event of Default.

ARTICLE 18.

RIGHTS TO PERFORM FOR LESSEE AND LESSOR

Section 18.1.            Lessor’s Right to Perform for Lessee.   If Lessee shall fail to perform or comply with any of its agreements contained herein, following applicable notice and cure periods as provided in other provisions of this Lease, Lessor shall then provide written notice to Lessee that Lessee has failed to perform or comply with an agreement or obligation hereunder and specifying the nature of the failure to perform or comply and advising Lessee that if such failure continues for (a) a period of thirty (30) days, in the case of a failure which does not pose a risk of material damage to the structural components of the Improvements and (b) a period of five (5) days in the case of a failure that poses a risk of material damage to the structural components of the Improvements after this notice, then Lessor may, at its election, but shall not be required to, exercise its right to perform such repairs and/or obligations for Lessee under this Section 18.1. Thereafter, if Lessee does not perform or comply with its agreement as specified in such notice, Lessor may perform or comply with such agreement, and Lessor shall not thereby be deemed to have waived any default caused by such failure, and the amount of payment required to be made by Lessee hereunder and made by Lessor on behalf of Lessee, and all reasonable out-of-pocket third-party costs and expenses of Lessor (including reasonable attorneys’ fees and expenses) incurred in connection with the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Default Rate, shall be deemed Supplemental Rent, payable by Lessee to Lessor upon demand. In addition, during the continuance of a Lease Event of Default in respect of Lessee’s obligations under Section 8.2, then, in addition to the rights above and at the cost of Lessee, (a) Lessor shall have the right to hire Persons (as selected by Lessor in its reasonable discretion) to cure such Lease Event of Default and to take any and all other actions necessary to cure such Lease Event of Default and (b) Lessee shall cooperate with Lessor, and the Persons hired by Lessor, in the performance of such cure, including without limitation (i) providing access (subject to the limitations with respect to access by an Inspecting Party provided in Section 15.1) to the Property at reasonable times during business hours.

Notwithstanding the foregoing, Lessor shall not be obligated to provide the notice required under this Section 18.1 in the event of an emergency.

Section 18.2.            Lessee’s Right to Perform for Lessor.   If Lessor shall fail to perform or comply with any of its agreements contained herein (including without limitation its obligations under Section 8.2), following applicable notice by Lessee as provided in other provisions of this Lease, Lessee shall then provide written notice to Lessor that Lessor has failed to perform or comply with an agreement or obligation hereunder and specifying the nature of the failure to perform or comply and advising Lessor that if such failure continues for (a) a period of thirty (30) days, in the case of a failure which does not impact Lessee’s business and operations at the Property, (b) a period of ten (10) days, in the case of a failure that impacts Lessee’s business and operations at the Property and (c) a period of five (5) days in the case of a failure that impacts Lessee’s business and operations at the Property in a material way or causes an interruption of Lessee’s business and operations after this notice, then Lessee shall exercise its right to perform for Lessor under this Section 18.2. Thereafter, if Lessor does not perform or comply with its agreement as specified in such notice, Lessee may perform or comply with such agreement, and the amount of payment required to be made by Lessor hereunder and made by Lessee on behalf of Lessor, and the reasonable out-of-pocket third-party costs and expenses of Lessee (including reasonable attorneys’ fees and expenses) incurred in connection with the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Default Rate, shall be immediately payable by Lessor to Lessee upon demand and may be offset against any Rent payment otherwise due hereunder. In addition, in the event Lessor fails to perform its obligations under Section 8.2, then, in addition to the rights above and at the cost of Lessor, (a) Lessee shall have the right to hire Persons (as selected by Lessee in its reasonable discretion) to perform such obligations of Lessor and (b) Lessor shall cooperate with Lessee, and the Persons hired by Lessee, in the performance thereof.

Notwithstanding the foregoing, Lessee shall not be obligated to provide the notice required under this Section 18.2 in the event of an emergency.

ARTICLE 19.

INDEMNITIES

Section 19.1.            General Indemnification.     Lessee shall indemnify, defend and save harmless Lessor, Lessor’s mortgagee, deed of trust trustee and beneficiary, Lessor’s ground lessor, if any, and Lessor’s agents, contractors, subcontractors, employees, successors and assigns (collectively, the “Lessor Indemnified Parties”) from and against all Claims brought by third parties and that arise from Lessee’s or its subtenant’s, assignee’s, agent’s, licensee’s, contractor’s, subcontractor’s, concessionaire’s or employee’s or existing tenant’s (Lessee and such other parties collectively, the “Lessee Parties”) use and occupancy of the Property or from any other activity, work or thing done, permitted or suffered by any Lessee Party on or about the Property, but this indemnity shall not include any damages or Claims by third parties arising from or relating to any activity, work or thing done on or about the Property by any Lessor Party (as defined below). If any proceeding covered by this Section 19.1 is filed by a third party against any Lessor Indemnified Party, then at Lessor’s request, Lessee shall defend such Lessor Indemnified Party in such proceeding at Lessee’s sole cost with legal counsel selected by Lessee and reasonably satisfactory to Lessor. In no event shall Lessee be obligated to indemnify any Lessor Indemnified Party for any damages or Claims arising out of the grossly negligent act or omission or any willful misconduct of Lessor or any other Lessor Indemnified Party. This Section 19.1 shall survive the expiration or earlier termination of this Lease.

Section 19.2.   No Third Party Environmental Indemnification. The parties agree that neither of them shall be obligated to indemnify, defend or hold harmless the other for any Claim or liability arising under any Environmental Law as a result of the action, failure to act or negligence of any other Person (except in the case of Lessee, itself or the Lessee Parties, and in the case of Lessor, itself or the Lessor Parties) on or about the Property or on any surrounding property.

ARTICLE 20.

LESSEE REPRESENTATIONS AND COVENANTS

Section 20.1.            Representations and Warranties.       Lessee represents and warrants to Lessor that the following are true and correct as of the Closing Date:

(a)        Due Organization.  Lessee is a corporation duly organized, validly existing and in good standing in the State of Delaware and qualified to do business and in good standing in the State in which the Property is located. Lessee has the corporate power and authority to conduct its business as now conducted, to lease the Property and to enter into and perform its obligations under this Lease. Lessee is duly qualified to do business and is in good standing as a foreign corporation in Tennessee and any jurisdiction where the failure to so qualify would have a material adverse effect on its ability to perform its obligations under this Lease.

(b)        Due Authorization; No Conflict.    This Lease has been duly authorized by all necessary corporate action on the part of Lessee and has been duly executed and delivered by Lessee, and the execution, delivery and performance hereof by Lessee will not contravene or result in any breach of or constitute any default under any agreement or instrument to which Lessee is a party or by which Lessee is bound.

(c)        Governmental Action.  All Governmental Action required in connection with the execution, delivery and performance by Lessee of this Lease has been or will have been obtained, given or made.

(d)        Enforceability.   This Lease constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms, except as enforceability may be limited by bankruptcy, moratorium, fraudulent conveyance, insolvency, equitable principles or other similar laws affecting the enforcement of creditors’ rights in general.

(e)        Bankruptcy.       No bankruptcy, reorganization, arrangement or insolvency proceedings are pending, threatened or contemplated by Lessee, and Lessee has not made a general assignment for the benefit of creditors.

(f)        Legal Proceedings.     To Lessee’s Actual Knowledge, there are no pending or threatened actions, suits or proceedings by or before any court or Governmental Authority against or affecting Lessee with respect to the Property.

(g)        Licenses and Permits. To Lessee’s Actual Knowledge, Lessee has not received any notices of any violations from any Governmental Authority with respect to the Property which have not been corrected to the satisfaction of the issuer of the notice.

ARTICLE 21.

[INTENTIONALLY DELETED]

ARTICLE 22.

[INTENTIONALLY DELETED]

ARTICLE 23.

TRANSFER OF LESSOR’S INTEREST

Section 23.1.             Permitted Transfer.    Subject to Article 4, Lessor may transfer all, or any part of, its right, title and interest in and to the Property and its rights under this Lease, other than to any Significant Competitor, on the following terms and conditions, each of which shall be satisfied prior to the effective date of the transfer (other than a transfer by a deed-in-lieu of foreclosure or similar transfer made in connection with an exercise of remedies under the Mortgage):

(a)        such transfer shall be in compliance with the Mortgage and related documents (if still in place) and with all Applicable Laws and shall not create a relationship which would violate any Applicable Law;

(b)        the transferor shall have given or at closing shall give to Lessee notice of such transfer, which notice shall contain such information and evidence as shall be reasonably necessary to establish compliance with this Article 23 and the name and address of the transferee for notices;

(c)        no transfer may be made of less than all of the legal parcels comprising the Property; and

(d)        in the event that, after giving effect to Lessor’s transfer of its interest in the Property and it rights under this Lease, there is more than one holder of an interest in the Property, Lessor and such transferees shall designate in the notice to Lessee one point of contact for all notices, correspondence and Rent payments from Lessee from and after the effective date of such transfer.

Section 23.2.            Effects of Transfer.   (a) From and after any transfer by Lessor, Lessor shall be released, to the extent of the interest transferred and the obligations assumed by the transferee, from its liability hereunder. Such release shall be in respect of obligations that are assumed by the transferee arising on or after the date of such transfer. Upon any transfer by Lessor of the Property as above provided, any such transferee shall be deemed the “Lessor” for all purposes of this Lease and each reference herein to Lessor shall thereafter be deemed a reference to such transferee for all purposes, except to the extent that Lessor retains any obligations hereunder.

ARTICLE 24.

PERMITTED FINANCING

Section 24.1.            Financing During Lease Term.  Subject to the terms of this Section 24.1, Lessee’s rights under this Lease are subordinate to any underlying Leases, existing easements, licenses, or deeds of trust, mortgages or other security interest now or hereafter affecting the Premises or Lessor’s Property, provided that Lessee’s tenancy is not disturbed. To the fullest extent allowed by applicable law, the foregoing subordination is self-operative and no further instrument of subordination is required; provided, however, Lessee hereby agrees to execute, at the Lessor’s request, any customary and reasonable instrument which the Lessor or any lender may deem necessary or desirable to effect the subordination and nondisturbance of this Lease to any such mortgage. Attached to this Lease as Exhibit “D” is a form of the Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) that the parties agree is reasonable and customary. Provided that Lessee receives a nondisturbance agreement executed by Lessor and the Lender, Lender will, without charge, execute, acknowledge and deliver to the Lessor the Subordination, Non-Disturbance and Attornment Agreement (or such other form which is customary and reasonable, as determined by Lender, in its reasonable discretion) in recordable form, within ten (10) business days after such receipt of the applicable form. Notwithstanding the foregoing, the Lender may unilaterally elect to subordinate its mortgages and liens to this Lease. In no event will the Lessee be required to guarantee or be obligated on such mortgage or lien. If Lessor puts financing on the Property as of the Effective Date, then upon the commencement of this Lease, Lender shall provide an SNDA to Lessee, for recording at Lessee’s cost. No SNDA upon the commencement of the Lease will be required if there is no Lender at that time.

Section 24.2.            Lessee’s Consent to Assignment for Indebtedness. Lessee acknowledges that in order to secure Lessor’s obligations to Lender, Lessor may agree, among other things, to the assignment (to the extent provided therein) to Lender of Lessor’s right, title and interest to this Lease. While the Mortgage or any replacements thereof are in effect and provided that Lessor has notified Lessee in writing of the existence and name and address of Lender, Lessee hereby:

(a)        consents to such assignment of this Lease; and

(b)        covenants to, if so directed by Lessor, make payment directly to Lender or its designee in accordance with the terms of this Lease of Base Rent and any amounts payable under Article 17.

ARTICLE 25.

MISCELLANEOUS

Section 25.1.            Binding Effect; Successors and Assigns; Survival.   The terms and provisions of this Lease, and the respective rights and obligations hereunder of Lessor and Lessee, shall be binding upon their respective successors, legal representatives and assigns (including, in the case of Lessor, any Person to whom Lessor may transfer the Property in accordance with Article 23) and inure to the benefit of their respective permitted successors and assigns, and the rights hereunder of Lender shall inure (subject to such conditions as are contained herein) to the benefit of its permitted successors and assigns.

Section 25.2.            Quiet Enjoyment.  So long as Lessee complies with the terms, covenants and provisions of this Lease, Lessor covenants and agrees that Lessee shall have the right to peaceably and quietly hold, possess and use any and all of the Property hereunder during the Lease Term.

Section 25.3.            Notices.          Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be in writing sent to either that Person’s Address, with a copy thereof to be sent to each Person to receive a copy pursuant to the definition of “Address”, by (a) a prepaid nationally recognized overnight courier service, in which event such notice shall be deemed received one (1) Business Day after delivery to such courier service specifying overnight delivery, or (b) U.S. certified or registered mail, return receipt requested, postage prepaid, in which event such notice shall be deemed received when actually received, as evidenced by the return receipt, or when delivery is first refused. From time to time, either party may designate a new Address for purposes of notice hereunder by giving fifteen (15) days’ written notice thereof to each of the other parties hereto. All notices given hereunder shall be irrevocable unless expressly specified otherwise. Lessor shall label any envelope which contains a notice of default with the legend “Default Notice”.

Section 25.4.            Severability.  Any provision of this Lease that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and each party hereto shall remain liable to perform its obligations hereunder except to the extent of such unenforceability. To the extent permitted by applicable law, Lessee hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

Section 25.5.            Amendments, Complete Agreements.   Neither this Lease nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but may be terminated, amended, supplemented, waived or modified only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought. This Lease is intended by the parties as a final expression of their lease agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No representations, undertakings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein.

Section 25.6.            Headings.        The Table of Contents and headings of the various Articles and Sections of this Lease are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

Section 25.7.            Counterparts.   This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 25.8.            Governing Law.  This Lease shall be governed by, and construed in accordance with, the laws of the State in which the Property is located, excluding its conflict of laws provisions.

SUBJECT TO ARTICLE 27, EACH OF LESSOR AND LESSEE HEREBY SUBMITS TO JURISDICTION OF THE FEDERAL COURTS HAVING JURISDICTION GENERALLY IN THE LOCATION OF THE PROPERTY, (AND ANY APPELLATE COURTS TAKING APPEALS THEREFROM) FOR THE ENFORCEMENT OF SUCH PERSON’S OBLIGATIONS HEREUNDER (OR IF SUCH COURT DOES NOT HAVE JURISDICTION THEN TO JURISDICTION OF THE CIRCUIT COURT FOR THE COUNTY IN WHICH THE PROPERTY IS LOCATED). EACH OF LESSOR AND LESSEE HEREBY WAIVES AND AGREES NOT TO ASSERT AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LEASE AND BROUGHT IN ANY SUCH COURT IN THE STATE (A) THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT IT IS EXEMPT OR IMMUNE FROM EXECUTION, (B) THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR (C) THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER. LESSEE AND LESSOR EACH HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATED TO THE ENFORCEMENT OF THIS LEASE.

Section 25.9.            Memorandum.   Lessee and Lessor agree that a memorandum of this Lease (and any amendment hereof) in the form attached hereto as Exhibit B shall be executed and recorded, at Lessee’s expense, in the land records of the jurisdiction in which the Property is located.

Section 25.10.          Estoppel Certificates.      Each party hereto agrees that at any time and from time to time during the Lease Term (but on no more than two occasions during each Lease Year), it will promptly, but in no event later than ten (10) days after request by the other party hereto, execute, acknowledge and deliver to such other party a certificate in the form of Exhibit C attached hereto. Such certificate may be relied upon by any bona fide, permitted purchaser of, or mortgagee with respect to, Lessor’s or Lessee’s interest in the Property (direct or indirect), or any prospective sublessee of Lessee in respect of all or a portion of the Property.

Section 25.11.          Lessee Easements.   Lessor does hereby grant to Lessee, and Lessor shall execute, upon request, such further or other executed and notarized documents, in recordable form, to evidence a non-exclusive easement for all existing communications or other infrastructure of BellSouth Telecommunications, LLC, or AT&T Inc., or AT&T Services, Inc. or affiliates of any of them, within the Building or about the Property which are presently utilized by any of said entities in the furtherance of their business or utilization of the Property and business conducted thereon.

Provided no Default or Event of Default exists, upon request by Lessee and subject to the receipt of the approval of any Lender, Lessor agrees (i) to enter into or modify with Lessee, at Lessee’s expense, such easements, covenants, waivers, approvals or restrictions for utilities, parking or other matters as Lessee may desire for the operation of the Leased Premises (collectively, “Lessee Easements”); provided, that Lessor shall be obligated to take any such action only if (a) any such Lessee Easements, do not adversely affect the fair market value of the Property or render the use of the Property dependent upon any other property or condition the use of the Property upon the use of any other property, (b) any such Lessee Easements do not impair Lessee’s use or operation of the Property and is not detrimental to the proper conduct of Lessee’s business on the Property, (c) Lessee advises Lessor of the amount of the consideration, if any, being paid for such Lessee Easements and that Lessee considers the consideration, if any, being paid for such Lessee Easements to be fair and adequate, (d) for so long as this Lease is in effect, Lessee will perform all obligations, if any, imposed on the Property under the applicable instrument evidencing such Lessee Easement and Lessee will remain obligated under this Lease in accordance with its terms, and (e) Lessee pays all costs and expenses incurred by Lessor and Lender, including, without limitation, title bring-down, insurance costs and attorneys’ fees in connection with said Lessee Easements including, without limitation, reasonable attorneys’ fees, all of which (items (a) - (e) above) Lessee shall certify to Lender and Lessor in writing. The obligations of Lessor under this Paragraph shall also be subject to the satisfaction of the following: (i) the first mortgage Lender have approved and executed a consent to the Lessee Easement; (ii) the term of Lessee Easement shall be co-terminous with the Lease Term and shall automatically terminate without taking further action upon the termination of the Lease; and (iii) Lessee satisfies such conditions as the Lessor may reasonably request as to the consent to the proposed Lessee Easement. Lessee’s request shall also include (i) the authorized undertaking of Lessee, in form and substance reasonably satisfactory to Lessor, to the effect that Lessee will remain obligated hereunder to the same extent as if such Lessee Easements had not been effected, and (ii) confirmation of the lien priority of the Mortgage and such instruments, certificates, surveys, title insurance policy endorsements and opinions of counsel reasonably acceptable to Lessor or its Lender as Lessor or its Lender may reasonably request.

Section 25.12.          No Joint Venture.   Any intention to create a joint venture or partnership relation between Lessor and Lessee is hereby expressly disclaimed.

Section 25.13.          No Accord and Satisfaction.   The acceptance by Lessor of any sums from Lessee (whether as Rent or otherwise) in amounts which are less than the amounts due and payable by Lessee hereunder is not intended, nor shall be construed, to constitute an accord and satisfaction or compromise of any dispute between such parties regarding sums due and payable by Lessee hereunder, unless Lessor specifically deems it as such in writing.

Section 25.14.          No Merger.   In no event shall the leasehold interests, estates or rights of Lessee hereunder, or of Lender, merge with any interests, estates or rights of Lessor in or to any and all of the Property, it being understood that such leasehold interests, estates and rights of Lessee hereunder, and of Lender, shall be deemed to be separate and distinct from Lessor’s interests, estates and rights in or to the Property, notwithstanding that any such interests, estates or rights shall at any time or times be held by or vested in the same person, corporation or other entity.

Section 25.15.          Lessor Bankruptcy.   During the Lease Term, the parties hereto agree that if Lessee elects to remain in possession of any and all of the Property after the rejection of this Lease by Lessor under Section 365(h) of the Bankruptcy Code, all of the terms and provisions of this Lease shall be effective during such period of possession by Lessee, including Lessee’s purchase rights hereunder, even if Lessor becomes subject to a case or proceeding under the Bankruptcy Code or the exercise by Lessee of such purchase rights.

Section 25.16.          Naming and Signage of the Property.    (a) Lessee shall have the sole and exclusive right, at any time and from time to time, during the lease term or any renewal or extension thereof to i) select and/or change the name or names of the Property, and the Improvements, ii) determine not to use any name in connection with the Property; and iii) all rights in respect of signage for or in connection with the Property. Lessee shall also have the right to petition or apply to the appropriate Governmental Authority to have the names of the public roadways surrounding the Property changed, and Lessor shall, at Lessee’s sole cost and expense, cooperate with Lessee to effectuate any such name change. Lessor shall not have or acquire any right or interest with respect to any such name or names used at any time by Lessee, or any trade name, trademark service mark or other intellectual property of any type of Lessee. Lessor shall cooperate with Lessee to effectuate Lessee’s sign rights hereunder, at no cost to Lessor. Lessee may install any sign or signs on the Property as it elects, at its sole cost and in compliance with Applicable Laws. Any signs installed by Lessee (other than those existing as of the commencement of the Lease Term) shall be removed by Lessee at the expiration or earlier termination of the Lease Term, and Lessee shall repair any damage caused by such removal.

(b)        Lessee’s name and the name of the Property as selected by Lessee pursuant to this Section 25.16 (the “Property Name”) shall remain the exclusive property of Lessee and nothing contained herein shall grant any Person the right to use Lessee’s name, logo, trademarks or service marks without Lessee’s prior written consent, which consent may be withheld in Lessee’s sole discretion, provided that Lessor may use the Property Name or Lessee’s name in any filings made by it with the Securities and Exchange Commission or any Government Authority to the extent such information is required to be included in such filings. Lessor shall reasonably cooperate with Lessee, at Lessee’s sole cost and expense, in such actions as Lessee deems reasonably necessary or appropriate to protect Lessee’s rights with respect to Lessee’s name, logo, trademarks or service marks and the Property Name selected by Lessee. Upon termination of the Lease, Lessor shall rename the Property and neither Lessor nor any other Person shall thereafter be permitted to use the Property Name under any circumstances.

Section 25.17.          Expenses.   Whenever this Lease provides for the reimbursement (i) by Lessee of costs and expenses of Lessor or any other party, or (ii) by Lessor of costs and expenses of Lessee, then such reimbursement obligation shall be limited to actual, out-of pocket third-party costs and expenses, including without limitation reasonable attorneys’ fees.

Section 25.18.           Additional Parking.  In the event that Lessee reasonably determines that additional parking needs to be constructed on the Property to accommodate the employee parking at the Property, then Lessee shall notify Lessor. Lessee and Lessor shall then negotiate in good faith for a period not to exceed thirty (30) days to resolve timing and costs for the construction of such additional parking, as required by Lessee. In the event that the parties are unable to resolve the timing and costs for construction of such additional parking, then Lessee shall be entitled to obtain all applicable permits for, and commence and complete construction of, such additional parking. In that event, the cost for such additional parking shall be at Lessee’s sole cost and expense.

Section 25.19.          Further Assurances.  Lessor and Lessee, at the cost and expense of the requesting party (except as otherwise set forth in this Lease to the contrary), will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the other party reasonably may request from time to time in order to carry out more effectively the intent and purposes of this Lease. Nothing herein shall obligate Lessee to provide to Lessor or Lender any proprietary or confidential information relating to the manner, method and procedures of Lessee’s business operations.

Section 25.20.          OFAC Representation.    For purposes hereof, “List” shall mean the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation, and “OFAC” shall mean the Office of Foreign Assets Control, Department of the Treasury. Each party represents and warrants to the other that (i) each Person owning a ten percent (10.00%) or greater interest in such party is (A) not currently identified on the List, and (B) is not a person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States and (ii) each party has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. Each party shall comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect and shall use reasonable efforts to notify the other in writing if any of the foregoing representations, warranties or covenants are no longer true or have been breached or if such party has a reasonable basis to believe that they may no longer be true or have been breached. In addition, at the request of a party, the other party shall provide such information as may be requested by the requesting to determine the other party’s compliance with the terms hereof.

Section 25.21.           REIT Status.      If the ownership of the Property is in a Real Estate Investment Trust, then Lessor and Lessee agree that Rent paid to Lessor under this Lease shall qualify as “rents from real property” within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Department of Treasury Regulations promulgated thereunder (the “Regulations”). Should the Code or the Regulations, or interpretations thereof by the Internal Revenue Service contained in Revenue Rulings, be changed so that any Base Rent or Supplemental Rent no longer qualifies as “rent from real property” for the purposes of Section 856(d) of the Code and the Regulations promulgated thereunder, other than by reason of the application of Section 856(d)(2)(B) or 856(d)(5) of the Code or the Regulations relating thereto, such Base Rent or Supplemental Rent shall be adjusted so that it will so qualify; provided, however, that any adjustments required pursuant to this Section shall be made so as to produce the equivalent (in economic terms) Base Rent or Supplemental as payable prior to such adjustment.

Section 25.22.          Lessor Exculpation.  Anything to the contrary in this Lease notwithstanding, the covenants contained in this Lease to be performed by Lessor shall not be binding on any member of Lessor in its or his or her individual capacity, but instead said covenants are made for the purpose of binding only Lessor’s right, title and interest in and to the Property, and neither Lessor nor any of its Affiliates or successors and assigns shall have any liability under this Lease in excess of, and Lessee shall have no recourse under this Lease against Lessor or any Affiliate of it except for Lessor’s interest in the Property, Rent and proceeds of the Property.

Section 25.23.          Remedies Cumulative.        To the extent permitted by, and subject to the mandatory requirements of, Applicable Laws, each and every right, power and remedy herein specifically given to Lessor in this Lease or otherwise existing at law or in equity shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor. No delay or omission by Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Lessee or to be an acquiescence therein. Lessor’s consent to any request made by Lessee shall not be deemed to constitute or preclude the necessity for obtaining Lessor’s consent, in the future, to all similar requests. No waiver by Lessor of any default shall in any way be, or be construed to be, a waiver of any future or subsequent default.

Section 25.24.          Holding Over.    Lessee covenants that if for any reason Lessee shall fail to vacate and surrender possession of the Property or any part thereof, in the condition required herein, on or before the expiration or earlier termination of this

Lease, then Lessee’s continued possession of the Property shall be as a tenant at sufferance, during which time Lessee shall, as to the portion of the Leased Premises in which Lessee is holding over, pay to Lessor an amount equal to (a) one hundred fifty percent (150%) of a pro-rata portion of the total monthly amount of Rent (corresponding to the portion of the Property still occupied by Lessee) payable hereunder immediately prior to such termination (the “Existing Rent”) and seek recovery from Lessee for any damages directly arising from Lessee’s holdover. The provisions of this Section 25.24 shall not in any way be deemed to (i) permit Lessee to remain in possession of the Property after the expiration date or sooner termination of this Lease or (ii) imply any right of Lessee to use or occupy the Property upon expiration or termination of this Lease and the Lease Term and no acceptance by Lessor of payments from Lessee after the expiration date or sooner termination of the Lease Term shall be deemed to be other than on account of the amount to be paid by Lessee in accordance with the provisions of this Section 25.24. Lessee’s obligations under this Section 25.24 shall survive the expiration or earlier termination of this Lease.

Section 25.25.          Survival.       The following provisions shall survive the termination of this Lease: (a) Sections 6.1, 8.5, 8.6, 8.7, 8.8, Articles 7, 10, 12 and 19 to the extent relating to unfulfilled obligations of Lessee or Lessor arising or occurring prior to the date of termination of this Lease; (b) any provision of this Lease pursuant to which Lessor or Lessee had an existing obligation which was unsatisfied at the time of termination of this Lease and remains unsatisfied, including, without limitation, to the extent there was any unsatisfied obligation under Section 12.1 and Article 3; provided, however, that nothing in this Section 25.25 shall be deemed to extend any applicable statute of limitations; and (c) any other provision of this Lease which by its terms is expressly stated to so survive.

Section 25.26.           Financial Statements.    Lessee shall cause Guarantor to comply with any requirements of the Guaranty regarding financial statements. Within ninety (90) days after receipt of a written request, which may be by email, from Lessor or Lender, (but not more frequently than two (2) times in any lease year), Lessee shall submit to Lessor and Lender the most current internally prepared annual (no older than 1 year) balance sheet, income and cash flow statements, respectively, certified by a senior financial officer of Lessor, with a certification which states:

“Per section XX.X of the lease agreement dated XXXX, XX, XXXX, enclosed are the following unaudited financial statements for the period ending XXXX 3X, 20XX:

—	Balance sheet as of XXXX 3X, 20XX
—	Statement of income for the month and year to date ended XXXX 3X, 20XX
—	Statement of cash flows for the month and year to date ended XXXX 3X, 20XX

To the best of my knowledge, the statements fairly represent the financial condition and results of operations.

These statements are true, correct and complete and were prepared in accordance with GAAP, or an alternative presentation which is reasonably consistent with GAAP, applied on a consistent basis, subject to changes resulting from normal year-end adjustments.”

Section 25.27.          Relationship of Lease and Mortgage.    This Lease, the leasehold estate of Lessee created hereby and all rights of Lessee hereunder are and shall be senior or subordinate to the Mortgage and to all renewals, modifications, consolidations, replacements and extensions of the Mortgage as requested by Lender. Lender and Lessee shall each execute and deliver to the other party a subordination, non-disturbance and attornment agreement substantially in the form of Exhibit D.

Section 25.28.          Lessor Representations.  This Lease has been duly authorized by all necessary action on the part of Lessor and has been duly executed and delivered by Lessor, and the execution, delivery and performance hereof by Lessor will not (i) require any consent or approval of any Person, other than such consents and approvals as have been obtained, (ii) contravene any Applicable Law binding on Lessor or (iii) contravene or result in any breach of or constitute any default under Lessor’s organizational documents, or any indenture, mortgage, loan agreement, contract, partnership or joint venture agreement, lease or other agreement or instrument to which Lessor is a party or by which Lessor is bound.

Section 25.29          Rooftop Rights.  Subject to the terms and conditions of this Section 25.29, Lessee during the Lease Term shall have an exclusive right, at no additional cost, to install, use operate, maintain, repair and replace communications dishes, antennas, monopoles, towers or other supporting structures and other communications equipment (“Communication Dishes”) on the rooftop of the Building and corresponding equipment rooms within the Building, and applicable chases, risers or the like therein (collectively the “Communication Spaces”) and the same shall be free from charge; provided however, that (i) Lessor shall have approved in its reasonable discretion the dimensions and specifications for the Communication Dishes, and the proposed method of attaching the Communication Dishes to the Communication Space; (ii) Lessor’s engineer determines that the space on which Lessee desires to install the Communication Dishes are capable of bearing the weight of the Communication Dishes. All Communication Dishes of Lessee in place as of the commencement of this Lease are approved by Lessor.

Prior to or contemporaneous with Lessee requesting Lessor’s approval of the installation of additional Communication Dishes, Lessee shall provide to Lessor: (i) plans and specifications for the Communication Dishes; (ii) copies of all required governmental and quasi-governmental permits, licensees, special zoning variances, and authorizations for the installation and operation of the Communication Dishes, all of which Lessee shall obtain at its own cost and expense; and (iii) unless Lessee is self-insuring as provided in Section 9.2 of this Lease, a policy or certificate of insurance evidencing such commercially reasonable insurance coverage as may be reasonably required by Lessor for the installation, operation and maintenance of the Communication Dishes. Lessor may withhold its approval of the installation of the Communication Dishes if the installation, operation or removal of the Communication Dishes may (A) damage the structural integrity of the Building or void any warranty or guaranty applicable to the roof or the Building; or (B) cause the violation of any zoning ordinance or other governmental or quasi-governmental law, rule or regulation applicable to the Building. Lessor may require as a precondition to its approval of the installation of any additional Communication Dishes if the same will exceed the load bearing specifications of the roof, that Lessee, at Lessee’s sole cost and expense, install additional structural support (in a manner determined by Lessor’s engineer in its sole discretion) to the portion of the roof on which Lessee desires to install the Communication Dishes so that the load bearing specifications of the roof are not exceeded. Lessee shall not be entitled to rely on any such approval as being a representation by Lessor that such installation and operation is permitted by or in accordance with any zoning ordinance or other governmental or quasi-governmental law, rule or regulation applicable to the Building.

Lessor, upon reasonable notice to Lessee, shall be provided with access, while accompanied by a Lessee representative, to the any of the Communication Spaces, in order to inspect the Communication Dishes and to determine, inter alia, if the Communication Dish is causing damage to the roof or any other part of the Building. Lessor may require Lessee, at any time prior to the expiration of the Lease, to terminate the operation of any Communication Dish that Lessor reasonably establishes, after opportunity of Lessee to effect a cure to the issue, is causing physical damage to the structural integrity of the Building or voids any warranty or guaranty applicable to the roof or the Building, or is causing the violation of any governmental or quasi-governmental law, rule or regulation (now or hereafter in effect) applicable to the Building.

Unless Lessee desires to retain the Communication Dishes, as aforesaid at the expiration or earlier termination of the Lease, then Lessee, at Lessee’s sole cost and expense, shall remove the Communication Dishes and all cabling and other equipment relating thereto from the Building, and Lessee shall restore the area where the Communication Dishes was located to its condition existing prior to such installation in a manner and with materials consistent with removal of communication dishes from data centers like the Property. In the event Lessee fails to promptly do so, Lessee hereby authorizes Lessor to remove the Communication Dishes and all cabling and other equipment relating thereto and restore the area of the Roof and the other portions of the Building affected thereby, and charge Lessee for all costs and expenses incurred in connection therewith. Lessee’s obligation to perform and observe this covenant shall survive the expiration or earlier termination of the Term of the Lease.

Lessee shall obtain, at its sole expense, all necessary licenses, permits and approvals from any Governmental Authority required in order to install, operate or maintain its Communication Dishes. Lessee shall install, maintain and use its Communication Dishes and repair any damage to the Building caused by Lessee’s installation, maintenance or use of its Communications Dishes, all at it sole expense, and in full compliance with Applicable Laws.

Lessee covenants and agrees that the installation, operation and removal of the Communication Dishes shall be at its sole cost and risk. Lessee covenants and agrees absolutely and unconditionally to indemnify, defend and hold Lessor harmless from and against all claims, actions, damages, liability, judgments, settlements, costs and expenses (including attorneys’ fees and expenses) suffered or sustained by Lessor arising out of the installation, operation, maintenance or removal of the Communication Dishes, including without limitation any loss or injury resulting from transmissions from the Communication Dishes or in any way relating to the connection of any component of the Communication Dishes to, or the removal of any component of the Communication Dishes from, the Building’s electric power source.

Section 25.30  Authorized Representative.    Lessor has designated Lisa Drummond as its exclusive “Authorized Representative” for purposes of dealing with the Lessee in connection with all matters relating to the Lease. All notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms of the Lease to be given to Lessor shall be deemed given only when given in accordance with

Section 25.3 of the Lease, to Authorized Representative. All notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms of the Lease to be given to Lessee shall be deemed given only when given in accordance with Section 25.3 of the Lease, by Authorized Representative. Lessee may rely and shall be protected in acting upon any notice, consent, direction, approval, instruction, request or other communication furnished to it by the Authorized Representative and shall be under no duty to inquire into or investigate the validity, accuracy or contents of any such communication. Lessor may, in its discretion, appoint a new Authorized Representative (the “New Authorized Representative”), and Lessor agrees that it shall notify Lessee of such New Authorized Representative in accordance with Section 25.3.

Section 25.31  Guaranty.  Contemporaneously with the delivery of the executed Lease to Lessor, Lessee shall deliver to Lessor a guaranty of this Lease by AT&T Teleholdings, Inc., a Delaware corporation (the “Guarantor”), in the form of Exhibit “E” attached hereto, dated and effective the same date as this Lease.

ARTICLE 26

FORCE MAJEURE

Section 26.1    Force Majeure.  Neither party shall be liable for any delay or failure to perform its nonmonetary obligations hereunder due to (and the time for performance of any covenant shall be deemed extended by the time last due to) any causes beyond its reasonable control, including, without limitation, fire, accident, act of the public enemy, war, terrorism, rebellion, insurrection, sabotage, transportation delay, labor dispute, shortages of material, labor, energy or machinery, or act of God, act of government or the judiciary. Lessor shall not be liable for any interruption in electrical utility services to the Property or a material part thereof, the Rent shall not abate.

ARTICLE 27

DISPUTE RESOLUTION

        Section 27.1    Negotiation.   (a) In the event of any dispute arising out of or relating to this Lease or the breach thereof, the parties shall use their best efforts to settle the dispute by direct negotiations between individuals with full settlement authority.

(b)        Mediation.  If the dispute is not settled promptly through negotiation, the parties shall submit the dispute to mediation under the then-applicable Mediation Rules of the American Arbitration Association in the same city as the Arbitration would be held. The parties to the dispute shall share equally the mediator’s fees and any administrative fee, but shall otherwise bear their own expenses.

(c)        Arbitration.  Thereafter, any unresolved dispute arising out of or relating to this Lease, or the breach thereof, shall be decided by Arbitration, provided, however, that notwithstanding the foregoing, in the event of a monetary Lease Event of Default under either Section 16.1(a) and 16.1(b) of the Lease, Lessor shall not be bound by this Article 27 or required to go to mediation or Arbitration and may seek any and all judicial relief as may then be available under Applicable Laws.

(d)        Excluding 12.2.  The dispute resolution under Section 12.2 shall be binding and control the matter set forth therein, notwithstanding this Article 27.

[Signatures begin on next page]

IN WITNESS WHEREOF, Lessor and Lessee have duly authorized, executed and delivered this Lease as of the date first hereinabove set forth.

LESSOR:

DC-402 Franklin Road, LLC, a Delaware limited liability company

By:	Carter/Validus Operating Partnership, LP, a Delaware limited partnership, its sole member

	By:	Carter Validus Mission Critical REIT, Inc., a Maryland corporation, its General Partner

By: /s/ John E. Carter
Name: John E. Carter
Its: Chief Executive Officer

[Signature Page to Lease]

LESSEE:

AT&T SERVICES, INC., a Delaware corporation

By /s/ Richard D. Wagner
Name: Richard D. Wagner
Its: Director – Portfolio Management &
Transactions

APPENDIX A

Definitions

For purposes of this Lease, unless otherwise specified or the context otherwise requires, the following rules of construction and usage shall apply:

(i) any term defined above by reference to another instrument or document shall continue to have the meaning ascribed thereto whether or not such other instrument or document remains in effect;

(ii) words which include a number of constituent parts, things or elements, shall be construed as referring separately to each constituent part, thing or element thereof, as well as to all of such constituent parts, things or elements as a whole;

(iii) references to any Person include such Person’s successors and assigns and in the case of an individual, the word “successors” includes such Person’s heirs, devisees, legatees, executors, administrators and personal representatives;

(iv) words importing the singular include the plural and vice versa;

(v) words importing a gender include any gender;

(vi) the words “consent”, “approve”, “agree” and “request”, and derivations thereof or words of similar import, mean the prior written consent, approval, agreement or request of the Person in question;

(vii) a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws varying, consolidating or replacing them, and a reference to a statute includes all regulations, proclamations and ordinances issued or otherwise applicable under that statute;

(viii) the words “including” and “includes,” and words of similar import, shall be deemed to be followed by the phrase “without limitation”;

(ix) the words “hereof” and “hereunder,” and words of similar import, shall be deemed to refer to this Lease as a whole and not to the specific section or provision where such word appears;

(x) unless the context shall otherwise require, a reference to the “Property” or “Improvements” shall be deemed to be followed by the phrase “or a portion thereof”;

(xi) the Schedules and Exhibits of this Lease are incorporated herein by reference; and

(xii) the titles and headings of Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are inserted as a matter of convenience and shall not affect the construction of this Lease.

“Actual Knowledge” with respect to any Person, shall mean the present, actual (as opposed to constructive or imputed) knowledge solely of (i) with respect to Lessor, senior officers of Lessor or the officers or employees of Lessor charged with the oversight on its behalf of the transactions contemplated by this Lease, and (ii) with respect to Lessee, Richard D. Wagner, Director of Portfolio Management and Transactions or any successor to Richard Wagner holding the position of Director of Portfolio Management and Transactions, and no other Person, in each case without investigation or inquiry.

“Additional Expenses” shall have the meaning specified in Section 17.1(b).

 “Address” shall mean, subject to the rights of the party in question to change its Address in accordance with the terms of this Lease:

(i)	with respect to Lessee:

AT&T Services, Inc.

Corporate Real Estate – Lease Administration

One AT&T Way

Bedminster, NJ 07921

and to:

AT&T Services

Whitacre Tower

208 South Akard, Room 3137

Dallas, TX 75202

Attn: General Attorney – Real Estate

Fax: (214) 746-2214

and to:

Daniel T. Engle

Thompson Coburn LLP

505 North 7th Street

One US Bank Plaza, Suite 2700

St. Louis, MO 63101

Fax: (314) 552-7031

(ii)	with respect to Lessor:

DC-402 Franklin Road, LLC

c/o Carter Validus Properties, LLC,

4211 W. Boy Scout Blvd., Suite 500

Tampa, FL 33607

Attention: John E. Carter

Telephone: (813) 263-5312

Fax: (813) 287-0397

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with a copy to:

GrayRobinson, P.A.

401 E. Jackson Street, Suite 2700

Tampa, Florida 33602

Attention: Stephen L. Kussner, Esquire

Telephone: (813) 273-5296

Facsimile: (813) 273-5145

(iii)	with respect to Guarantor:

AT&T Teleholdings, Inc.

208 S. Akard Street

Dallas, TX 75202

Attn: Assistant Treasurer

“Affiliate” of any Person shall mean any Person directly or indirectly controlling, controlled by or under common control with, such Person and shall include, if such Person is an individual, members of the Family of such Person and trusts for the benefit of such individual or Family members. For purposes of this definition, the term, “control” (including the correlative meanings of the terms “controlling” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Alterations” shall mean alterations, improvements, installations, demolitions, modifications, changes and additions to the Property.

“Applicable Law(s)” shall mean (i) all existing and future applicable laws (including common laws), rules, regulations, statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including without limitation Environmental Laws), and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to the environment and those pertaining to the construction, use or occupancy of the Property), and (ii) any reciprocal easement agreement, covenant, other agreement or deed restriction or easement of record affecting the Property as of the date hereof or subsequent hereto pursuant to the terms of this Lease (but excluding for purposes of this definition the Mortgage and related debt documents).

“Appraisal Procedure” shall mean the following procedure for determining the Fair Market Sales Value, the Fair Market Rent or any other amount which may, pursuant to any provision of this Lease, be determined by the Appraisal Procedure: one Qualified Appraiser shall be chosen by Lessor and one Qualified Appraiser shall be chosen by Lessee. If Lessee or Lessor fails to choose a Qualified Appraiser within twenty (20) Business Days after written notice from the other party of the selection of its Qualified Appraiser, then the appraisal by such appointed

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Qualified Appraiser shall be binding on the parties. If both parties select a Qualified Appraiser, but the two Qualified Appraisers cannot agree on a value within twenty (20) Business Days after the appointment of the second Qualified Appraiser, then a third Qualified Appraiser shall be selected by the two Qualified Appraisers or, failing agreement as to such third Qualified Appraiser within thirty (30) Business Days after the appointment of the second Qualified Appraiser, by the American Arbitration Association office in the City (or if no office in such City, then in the AAA office nearest to such City). The appraisals of the three Qualified Appraisers shall be given within twenty (20) Business Days of the appointment of the third Qualified Appraiser; such three appraisals shall be averaged and such average appraised value shall be the appraised value, provided, that (i) if the highest of the three (3) appraisals is more than ten percent (10%) higher than the intermediate appraisal, the highest appraisal shall be disregarded and (subject to clause (iii), below) the average of the remaining two appraisals shall be the appraised value binding on the parties, (ii) if the lowest of the three (3) appraisals is more than five percent (5%) lower than the intermediate appraisal, the lowest appraisal shall be disregarded and (subject to clause (iii), below) the average of the remaining two appraisals shall be the appraised value binding on the parties, and (iii) if both the highest and lowest appraisals are to be disregarded pursuant to clauses (i) and (ii), above, then the appraised value binding on the parties shall be the intermediate appraisal, provided that if any one of the three appraisals diverges from such average by ten percent (10%) or more, that appraisal shall be discarded and the average of the remaining two appraisals shall be the appraised value binding on the parties. The fees and expenses of the Qualified Appraiser appointed by a party shall be paid by such party; the fees and expenses of the third Qualified Appraiser shall be divided equally between the two parties, except that all fees and expenses of all the Qualified Appraisers shall be paid by Lessee in the case of an appraisal or determination under Article 17.

“Arbitration” shall mean submission of the dispute in question to the American Arbitration Association in the City, (or if no office in such City, then in the AAA office nearest to such City) for binding resolution in accordance with its expedited arbitration procedures. Any issue submitted to Arbitration pursuant to this Lease shall be reviewed and settled by a single arbitrator pursuant to the American Arbitration Association’s Commercial Arbitration Rules, including the Optional Rules for Emergency Measures of Protection, then in affect. The arbitrator shall be chosen from a panel of experts, licensed, if applicable, having at least ten (10) years of professional experience in the appropriate field related to the issue in question. The arbitrator shall be appointed within thirty (30) days after either party determines that there is a need for Arbitration. Discovery shall be permitted in accordance with the Federal Rules of Civil Procedure. If an arbitration proceeding is brought pursuant to this Lease, the unsuccessful party shall pay the costs, including reasonable attorneys’ fees and disbursements, incurred by the successful party and the costs of the arbitration. The arbitrator shall have the authority to grant injunctive relief in a form similar to that which a court of law would otherwise grant, and judgment upon the award rendered by the arbitrator shall be entered in any court having jurisdiction thereof. All aspects of the Arbitration shall be treated as confidential. Neither the parties nor the arbitrator may disclose the existence, content or results of the Arbitration, except as necessary to enforce award or to comply with legal or regulatory requirements. Before making any such disclosure, the party intending to make the disclosure shall give the other party written notice of that intention and shall afford the other party a reasonable opportunity (not less than twenty (20) days) to protect its interests.

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“Award” shall have the meaning given to such term in Section 12.3 of this Lease.

“Bankruptcy Code” shall mean the Bankruptcy Reform Act of 1978, as amended and as may be further amended.

“Base Rent” shall mean, for the Base Term, the rent payable pursuant to Section 3.1 of this Lease.

“Base Term” shall mean the later of i) one hundred and twenty (120) consecutive calendar months following the first day of the month following the Closing Date; or ii) the last date for expiration of the BNYM Lease, including all renewal options set forth therein.

“BNYM Lease” means that certain Lease Agreement between BellSouth Telecommunications, Inc., as landlord, and Tennessee Processing Center LLC, as tenant, dated November 12, 2004, as amended by a first, second and third amendment.

“Broker” shall mean Jones Lang LaSalle, through George Kotrogiannis, whose commission shall be paid by Seller pursuant to separate agreement.

“Building” shall mean specified in the definition of “Property.”

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks are authorized to be closed in the State of New York or the State in which the Property is located.

“Capital Repair” shall have the meaning specified in Section 8.2.

“Casualty” shall mean any fire, explosion or other casualty causing damage or destruction to the Property and/or the Improvements.

“City” shall mean the City in which the Property is located.

“Claims” shall mean Liens (including, without limitation, lien removal and bonding costs but excluding Permitted Liens), liabilities, obligations, damages, losses, demands, penalties, assessments, payments, fines, claims, actions, suits, judgments, settlements, costs, expenses and disbursements (of any kind whatsoever, including, without limitation, reasonable, actually-incurred legal fees and expenses).

“Closing Date” shall mean the date of this Lease.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Condemnation” shall mean any condemnation, requisition or other taking or sale of the use, occupancy or title to any or all of the Property by or on account of any eminent domain proceeding or other action by any Governmental Authority or other Person under the power of eminent domain or otherwise or any transfer in lieu or in anticipation thereof.

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 “CPI” shall mean the national Consumer Price Index, for all urban consumers (1982-84=100), all items, all cities, as published by the Bureau of Labor Statistics for the City in which the Property is located.

“Default Rate” shall mean five percent (5%) above Prime Rate.

“Environmental Laws” shall mean all federal, state or local laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, codes, regulations and common law (a) relating to the environment, human health or natural resources; (b) regulating, controlling or imposing liability or standards of conduct concerning Hazardous Materials; (c) relating to the remediation of the Property, including investigation, response, clean-up, remediation, prevention, mitigation or removal of Hazardous Materials; or (d) requiring notification or disclosure of releases of Hazardous Materials or any other environmental conditions on the mortgaged property, as any of the foregoing may have been or may be amended, supplemented or supplanted from time to time, including the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. §§ 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq. (“CERCLA”), the Hazardous Materials Transportation Act of 1975, 49 U.S.C. §§ 1801-1812, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2671, the Clean Air Act, 42 U.S.C. §§ 7041 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq., as any of the foregoing may have been or may be amended, supplemented or supplanted from time to time.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Existing Rent” shall have the meaning specified in Section 25.24 of this Lease.

“Fair Market Rent” with respect to the Property (or the applicable portion thereof) shall mean the fair market monthly rent that would be obtained in an arm’s-length transaction between an informed and willing lessee and an informed and willing lessor, in either case under no compulsion to lease, and neither of which is related to Lessor or Lessee, for the lease of the Property (or the portion thereof) on the terms set forth in this Lease, and taking into consideration (as a downward adjustment to such rent) the fact that no brokerage commission will be payable and that Lessee will not be receiving any tenant improvement allowance, period of free rent or other economic concession. Such Fair Market Rent shall be calculated as the value for the use of the Property as it is then actually used and assuming that Lessor has complied with its maintenance and repair obligations under this Lease, that the Property is in compliance with all Applicable Laws and that no Hazardous Materials are present in, on, under or about the Property.

“Fair Market Sales Value” with respect to the Property shall mean the fair market sales value that would be obtained in an arm’s-length transaction between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell, and neither of which is related to Lessor or Lessee, for the purchase of the Property. Such Fair Market Sales Value shall be calculated as the value of the Property assuming that Lessor has complied with its obligations under Article 8 of this Lease and that the Property is in compliance with all Applicable Laws and that no Hazardous Materials are present in, on, under or about the Property.

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“Family” shall mean, as to any Person, such Person’s grandparents, all lineal descendants of such Person’s grandparents, Persons adopted by, or stepchildren of, any such grandparent or descendant and Persons currently married to, or who are widows or widowers of, any such grandparent, descendant, adoptee or stepchild.

“First Offer Notice” shall have the meaning specified in Section 4.1(a).

 “Fixtures” shall have the meaning specified in the definition of the term Property.

“GAAP” shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Action” shall mean all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of any Governmental Authority, or required by any Applicable Laws, including without limitation all environmental and operating permits and licenses that are required for the use, occupancy, zoning and operation of the Property.

“Governmental Authority” shall mean any federal, state, county, municipal or other governmental or regulatory authority, agency, board, body, commission, instrumentality, court or quasi-governmental authority (or private entity in lieu thereof).

“Hazardous Material” shall mean any substance (whether solid, liquid or gas), pollutant, contaminant, waste or material (including those that are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous or considered pollutants, including petroleum, its derivatives, by-products and other hydrocarbons and asbestos), in each case that is or becomes regulated by any Governmental Authority or that may form the basis of liability under any Environmental Law.

“Impositions” shall mean, collectively, (a) real estate taxes and other ad valorem taxes and non-ad valorem taxes on the Property; (b) ad valorem, sales and use, gross receipts, transaction privilege, rent or similar taxes levied or incurred with respect to the Property, or the use, lease, ownership or operation thereof; (c) personal property tax on any property covered by this Lease that is classified by any Governmental Authority as personal property; (d) assessments (including all assessments for public improvements or benefits, whether or not commenced or completed within the Lease Term), water, sewer, utilities or other rents and charges; (e) excises, franchise taxes, levies, fees and all other governmental charges of any kind or nature whatsoever, general or special, foreseen or unforeseen, ordinary or extraordinary, with respect to the Property or any part thereof and/or the Rent; and (f) Tennessee business privilege taxes applicable to Lessor’s ownership of, or income from, the Property, including but not limited to those taxes assessed pursuant to T.C.A. Section 67-4-2001, et. seq. and Section 67-4-2101 et. seq., including in all cases (a)-(f) above, all interest and penalties thereon if payment is not timely made by Lessee (but not otherwise) and which at any time prior to, during or with respect to the Lease Term may be assessed or imposed on or with respect to or be a Lien upon Lessor or the Property or any part thereof or any rent therefrom or any estate, title or interest therein. Impositions shall

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exclude, however, and nothing contained in the Lease or any debt documents or related Mortgage shall be construed to require Lessee to pay, except as provided in (f) above, (i) any tax imposed on Lessor or Lender based on the net income of Lessor or Lender or any transfer tax imposed on Lessor, Lender or any other Person, except to the extent that any tax described in this clause (i) is levied, assessed or imposed as a total or partial substitute for a tax, assessment, levy or charge upon the Property, the Rent or any part thereof or interest therein which Lessee would otherwise be required to pay thereunder; (ii) any transfer tax imposed with respect to the sale, exchange or other disposition by (A) Lessor of the Property or (B) Lender of its debt; (iii) excess profits taxes, capital gains taxes, taxes on doing business, capital taxes or taxes imposed on net or gross income or receipts, mortgage recording taxes, or similar taxes, assessments or governmental charges; or (iv) any gross receipts, transaction privilege, rent or similar tax, assessment, levy or charge upon Lessor, the Property, the Rent or any part of any thereof or interest therein, but solely to the extent that the same is levied, assessed or imposed as a total or partial substitute for a tax, assessment, levy or charge described in clause (i) or clause (ii) which Lessee would otherwise not be required to pay hereunder. Notwithstanding the foregoing, the parties acknowledge and agree that franchise and excise taxes assessed upon Lessor, applicable to Lessor’s ownership of, or income from, the Property, pursuant to T.C.A. Section 67-4-2001, et. seq. and Section 67-4-2101 et. seq. shall be deemed Impositions for which Lessee is liable pursuant to Section 8.6 of the Lease.

“Improvements” shall have the meaning specified in the definition of the term Property.

“Inspecting Party” shall have the meaning specified in Section 15.1.

“Land” shall have the meaning specified in the definition of the term Property.

“Lease” shall have the meaning set forth in the first paragraph hereof.

“Lease Event of Default” shall have the meaning specified in Article 16.

“Lease Term” shall mean the Base Term plus any renewal term.

“Lease Year” shall mean each consecutive period of twelve (12) full calendar months occurring after the Closing Date; provided, however, that, if the Closing Date shall not be the first day of a month, then the first Lease Year shall also include the partial month in which the Closing Date occurs.

“Lender” shall mean, from time to time, the holder of the first lien Mortgage on the Property, provided that Lessor shall notify Lessee of the existence and identity of any Lender. During periods when there is no Lender, references herein to Lender shall have no force or effect.

“Lessee” shall mean the Lessee named in the first paragraph of this Lease.

“Lessee Parties” shall have the meaning specified in Section 19.1.

“Lessee’s Equipment and Personalty” shall mean all furniture, equipment and personal property of Lessee, including without limitation inventory, racking, shelving, conveyer

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equipment, lifts, cabling, structured cabling plant, antennae, machinery, air compressors, uninterruptible power systems, battery chargers, power distribution units, power panels, communication equipment, smoke detection systems, fire suppression systems, building management systems, data cabinets, automated teller machines, hoist equipment, lockers, plug-in light fixtures, propane tanks, storage racks, trash compactors, signs, desks, movable partitions, vending machines, computer software and hardware, movable storage and utility rooms and removable trade fixtures and equipment, even if bolted or otherwise affixed to the floors (including, without limitation, telecommunication switches), in each case, as now or may hereafter exist in or on the Improvements and any other personal property owned by Lessee or a sublessee of Lessee, or other occupant of the Property. In no case shall Lessee’s Equipment and Personalty include: fixtures (except as expressly provided above), built-in heating, ventilating, or air-conditioning equipment, or electrical equipment upstream of the medium voltage switchgear serving the Building, all as utilized in connection with the operation of the Property.

“Lessor” shall mean the Lessor named in the first paragraph of this Lease.

“Lessor Indemnified Parties” shall have the meaning specified in Section 19.1.

“Lessor Liens” shall mean Liens on or against the Property or this Lease or any payment of Rent which result from (a) any act of or Claim against Lessor or any violation by Lessor of any of the terms of the Mortgage or any related debt documents, other than a violation due to a default by Lessee under this Lease, (b) Liens in favor of any taxing authority by reason of any Tax owed and payable by Lessor, except that Lessor Liens shall not include any Lien resulting from any Tax for which Lessee is obligated to indemnify Lessor until such time as Lessee shall have paid to or on behalf of Lessor the Tax or the required indemnity with respect to the same, or (c) any expenses owed, caused or occasioned by Lessor or any of its employees or agents which are not indemnified by Lessee pursuant to Section 19.1; provided that Lessor Liens shall not include Permitted Liens or any Liens created by the Mortgage and any other debt documents, except to the extent any such Lien arises by Lender’s payment of any of the foregoing.

“Lessor Parties” shall have the meaning specified in Section 19.1.

“Lien” shall mean any lien, mortgage, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, including without limitation any thereof arising under any conditional sale agreement, capital lease or other title retention agreement.

“Material” as used to describe Lessee’s compliance requirement in Section 8.5 of this Lease shall mean that the failure to so comply may reasonably be expected to result in material risk of (i) physical injury to or death of any individual, (ii) criminal liability; (iii) fines and/or compliance costs in excess of the Threshold Amount; or (iv) forfeiture of the Property, or any portion thereof.

“Minor Condemnation” shall mean any Condemnation of the Property that is not a Total Taking of the Property.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors.

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“Mortgage” shall mean a first lien deed of trust or mortgage (together with any related assignment of rents) between the Lessor, as mortgagor or trustor, and Lender, as mortgagee or beneficiary, and as the same may be renewed, amended, modified, consolidated, replaced or extended from time to time, provided that Lessor shall notify Lessee of the existence of any such Mortgage. During periods when there is no Mortgage, references in this Lease to the Mortgage shall have no force or effect.

“Non-severable” shall describe an Alteration or part of an Alteration which cannot be removed from the Property or the existing Improvements without causing material damage to the Property or Improvements; provided that Lessee’s Equipment and Personalty shall not be deemed to be Non-severable regardless of any damage that may be caused by the removal thereof.

“Offeror” shall have the meaning specified in Section 4.1(a).

“Permitted Encumbrances” shall mean the easements, rights of way, reservations, servitudes and rights of others with respect to the Property which are listed in the Title Policy issued to Lessor or Lender (as applicable), including without limitation, any easements, rights of way, reservations, servitudes and rights of others with respect to the Property granted after the date hereof pursuant to Section 25.11.

“Permitted Liens” shall mean:

(a)      the respective rights and interests of Lessee, Lessor and Lender under this Lease and any Mortgage,

(b)      Liens for Taxes either not yet due or being contested in good faith and by appropriate proceedings, so long as such proceedings shall not involve any danger of the sale, forfeiture or loss of any part of the Property, title thereto or any interest therein (other than to a de minimis extent) and are undertaken in accordance with the terms of any documents securing Lender’s loan to Lessor, (including, without limitation, posting of any bonds or other collateral to the extent required by such documents);

(c)      materialmen’s, mechanics’, workers’, repairmen’s, employees or other like Liens for amounts either not yet due or being contested in good faith and by appropriate proceedings so long as such proceedings shall not involve any danger of the sale, forfeiture or loss of any part of the Property, title thereto or any interest therein (other than to a de minimis extent); provided that, if a Lease Event of Default under Section 16.1(a) or (b) shall have occurred and be continuing, Lessee shall pay, discharge or record or bond any such lien within forty (40) days after Lessee receives notice thereof;

(d)      Liens arising out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and either which have been bonded or for the payment of which adequate reserves shall have been provided to Lessor’s reasonable satisfaction;

(e)      Permitted Encumbrances;

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(f)      Liens existing on the date hereof; and

(g)      assignments and subleases expressly permitted by this Lease.

No Lien shall be deemed to be Permitted Lien if such Lien, individually or in the aggregate with other Liens, materially and adversely affects (i) the value of the Property, (ii) Lessee’s ability to pay all Rent as and when due hereunder or (iii) Lessee’s right to use and operate the Property.

“Permitted Use” shall have the meaning given to such term in Section 8.1.

“Person” shall mean individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, non-incorporated organization or government or any agency or political subdivision thereof.

“Present Value”, for any amount, shall be computed on a monthly basis at a discount rate equal to four percent (4%).

“Prime Rate” shall mean the “prime rate” from time to time in effect, as published in The Wall Street Journal on such day (or if not published on such day, for the immediately preceding day on which it was published) in its “Money Rates” column as the Prime Rate; provided that if The Wall Street Journal ceases to publish such a rate or substantially changes the methodology used to determine such rate, then the rate shall be otherwise independently determined from an alternate source selected by Lessor in good faith or determined by Lessor in good faith on a basis substantially similar to the methodology used by The Wall Street Journal on the date of this Lease. As of the date hereof, The Wall Street Journal defines “Prime Rate” as the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks.

“Property” shall mean the real property whose parcel or parcels of land are described on Exhibit A to this Lease (the “Land”), together with (a) all buildings, parking, structures and other improvements of every kind situated on the Land (collectively, the “Building” or “Improvements”), all easements, rights and appurtenances relating to the Land or the Improvements and (b) all fixtures, including all components thereof, on or appurtenant to the Improvements and used in the operation of the Property and all replacements, modifications, alterations and additions thereto (collectively, the “Fixtures”), provided that in no event shall “Property” include Lessee’s Equipment and Personalty.

“Property Name” shall have the meaning specified in Section 25.16.

“Purchase Contract” shall have the meaning specified in the Recitals to this Lease.

“Qualified Appraiser” shall mean an independent nationally recognized real estate appraiser who shall be a member of The Appraisal Institute (or its successor organization) with not less than five (5) years’ experience appraising properties similar to the Property in the market in which the Property is located.

“Rating Agency” shall mean either Moody’s or Standard & Poor’s, as the case may be.

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“Related Persons” shall have the meaning specified in Section 14.1.

“Release” shall mean the release or threatened release in violation of Applicable Laws of any Hazardous Material into or upon or under any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

“Renewal Notice” shall have the meaning specified in Section 5.1.

“Renewal Term” shall have the meaning specified in Section 5.1.

“Rent” shall mean Base Rent and Supplemental Rent, collectively.

“Rent Collection Account” shall mean the account established by Lender from time to time and to which Lessee is directed to make all payments of Base Rent due hereunder.

“Rent Payment Dates” shall mean the first (1st) day of each month during the Lease Term, provided that if such date is not a Business Day, the Rent Payment Date shall be the immediately following Business Day; provided further that Base Rent for the period commencing on the Closing Date and terminating on the last day of the month in which the Closing Date occurs shall be payable in advance on the Closing Date; and provided further that, as provided in Section 16.1(a), no Lease Event of Default shall have occurred unless any such Rent payment is not received by Lessor on or before the tenth (10th) Business Day after notice that such amount is due and unpaid.

“Significant Competitor” shall means any of the following listed companies or related affiliates of any such listed party:

         (1)      Verizon

         (2)      Century Link/Qwest

         (3)      LEVEL 3/ Global Crossing

         (4)      BT

         (5)      Sprint

         (6)      Time Warner

         (7)      Orange

         (8)      Comcast

         (9)      XO

         (10)    Cox

“Standard & Poor’s” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Sublease” shall have the meaning given such term in Section 14.1.

“Subsidiary”, as to any Person, shall mean any corporation whose assets and liabilities are consolidated with those of such Person for financial reporting purposes.

“Substantial Casualty” shall have the meaning specified in Section 12.2(a).

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“Substantial Percentage”, when used with respect to Lessee’s employees, shall mean fifty percent (50%) or more of Lessee’s employees then working at the Property or applicable Building, as the case may be.

“Substantial Portion”, when used with respect to Lessee’s business operations shall mean fifty percent (50%) or more of Lessee’s business operations.

“Supplemental Rent” shall mean any and all amounts, fees, expenses, liabilities, obligations, late charges, Taxes and Impositions other than Base Rent which Lessee assumes or agrees or is otherwise obligated to pay under this Lease to Lessor, Lender or any other party.

“Terms” shall have the meaning specified in Section 4.1.

“Threshold Amount” shall mean One Million Dollars ($1,000,000), provided that such amount shall be increased on every January 1 after the Closing Date in the same proportion (if any) as the CPI increases over such annual period.

“Total Taking of the Property” shall mean a Condemnation either (i) of (a) the entire Property or (b) a portion thereof if, in Lessee’s commercially reasonable opinion, as a result thereof the Property cannot be restored to an economically viable office complex with a similar (within ten percent (10%)) of usable square feet of floor area; or (ii) as a result of which it will take in excess of (A) eighteen (18) months from the beginning of restoration to restore the Building to the same condition as existed immediately prior to the Condemnation and the Condemnation occurs at any time during the Lease Term or (B) three (3) months from the beginning of restoration to restore the Building to the same condition as existed immediately prior to the Condemnation and the Condemnation occurs during the last twelve (12) months of the then current Lease Term, such time periods to be determined as provided in Section 12.1 with respect to a Casualty; or (iii) as a result of which Lessee must either (A) cease its operations at the Building for a period of fifteen (15) months or more, (B) move a Substantial Portion of its operations from the Building or relocate a Substantial Percentage of its employees from the Building, in either case to another location not on the Property or (C) lay off a Substantial Percentage of its employees from the Building for a period of nine (9) months or more.

“Warranty Claim” shall have the meaning specified in Section 6.1(a).

,

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SCHEDULE 3.1

RENT SCHEDULE

Lease Years	Rent Per Month	Rent per Annum

Year 1	$637,110.83	$7,645,330.00
Year 2	$649,853.05	$7,798,236.60
Year 3	$662,850.11	$7,954,201.33
Year 4	$676,107.11	$8,113,285.36
Year 5	$689,629.25	$8,275,551.07
Year 6	$703,421.84	$8,441,062.09
Year 7	$717,490.27	$8,609,883.33
Year 8	$731,840.08	$8,782,081.00
Year 9	$746,476.88	$8,957,722.62
Year 10	$761,406.42	$9,136,877.07

Any extension of the Base Term beyond year 10 due to the BNYM Lease shall be at one hundred two percent (102%) of the Base Rent for the last year of then ending lease term and increase by two percent (2%) each year thereafter.

The Base Rent during any Article 5 Renewal Term shall be the one hundred two percent (102%) of the Base Rent for the last year of then ending lease term and increase by two percent (2%) each year thereafter.

-

SCHEDULE 9.1

Insurance Requirements

Lessee shall provide the following insurance coverage:

(a)        Lessee covenants and agrees that it will at all times keep in full force and effect the following insurance coverage:

(i)      Liability.     A broad form commercial general liability insurance policy, including but not limited to premises, operations, automobile liability (which may be carried by separate policy) and products liability, personal injury liability, contractual liability, and property damage liability coverage at the Property and the business conducted by Lessee thereon. The policy shall provide coverage limits of One Million Dollars ($1,000,000.00) for bodily injury and property damage for any single occurrence and Five Million Dollars ($5,000,000.00) in the aggregate. The required coverage shall also include a commercial excess or umbrella liability policy of Ten Million Dollars ($10,000,000.00) per occurrence and in the aggregate and shall include Lessor and related parties and the property manager and Lender as additional insureds, as their interest may appear Lessee may use any combination of primary or excess coverage to meet required total limits. Commercial Excess or Umbrella is to be excess of General Liability, Auto Liability and Employer liability policies. Lessor’s additional insured status shall (i) be limited to bodily injury, property damage or personal and advertising injury caused, in whole or in part, by Lessee, its employees, agents, guests or independent contractors in their use of the premises; and (ii) not extend to claims for punitive or exemplary damages arising out of the acts or omissions of Lessor, its employees, agents or independent contractors or where such coverage is prohibited by law or to claims arising out of the gross negligence of Lessor, its employees, agents or independent contractors; and, (iii) not exceed Lessee’s indemnification obligation under this Agreement, if any.

(ii)      Workers’ Compensation.    Workers’ compensation or other such insurance in accordance with applicable state law requirements covering all of Lessee’s employees, with Employers Liability limit of One Million Dollars ($1,000,000.00).

(iii)      Property Insurance. Lessee shall also maintain property insurance with respect to Property at 100% replacement cost for any and all property claims, with Lessor and Lender named as additional named insured, as their interests may appear. Lessee may self-insure the property coverage if the conditions for self-insurance under Section 9.2 of the Lease are satisfied.

(iv)      Auto Liability coverage for owned and non-owned vehicles with minimum limit of One Million Dollars ($1,000,000.00).

(b)        Certificates of all insurance required to be maintained by Lessee hereunder will be delivered to Lessor upon execution of this Lease, and, upon any renewals or extensions of said policies, certificates of insurance shall be delivered to Lessor at least ten (10) days prior to the expiration or termination of such policies.

(c) Notwithstanding the forgoing, Lessee may, in its sole discretion if the conditions set forth in Section 9.2 of the Lease are satisfied, self-insure any of the required insurance under the same terms as required by this Agreement. In the event Lessee elects to self-insure its obligation under this Agreement to include Lessor and Lessor’s primary lender as an additional insured, the following conditions apply:

(i) Lessor shall promptly and no later than thirty (30) days after notice thereof provide Lessee with written notice of any claim, demand, lawsuit, or the like for which it seeks coverage pursuant to this Section and provide Lessee with copies of any demands, notices, summonses, or legal papers received in connection with such claim, demand, lawsuit, or the like; (ii) Lessor shall not settle any such claim, demand, lawsuit, or the like without the prior written consent of Lessee; and (iii) Lessor shall fully cooperate with Lessee in the defense of the claim, demand, lawsuit, or the like.

(d)        Except to the extent otherwise provided in the Lease, the parties hereto release each other, and their respective representatives, agents, contractors and employees from any claims for damage to the Property, the Improvements and/or Lessee’s Equipment and Personalty that are caused by or result from risks insured against under any property insurance policies carried by the parties (or which should have been carried by the parties pursuant to the terms hereof). Each party shall endeavor to cause each property insurance policy obtained by it to provide that the insurance company waives in writing all right of recovery by way of subrogation against the other party in connection with any damage covered by such policy. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against (or to be insured against) under any property insurance policy required by the Lease except to the extent set forth in the first sentence of this paragraph (d).

EXHIBIT A

LEGAL DESCRIPTION

A Certain tract or parcel of land In Williamson County, Tennessee, described as follows, to wit:

Being Lots 7, 8 and 9 of the Mooreland of record in Plat Book 1, page 34, Register’s office for Williamson County, Tennessee, described as follows according to survey by Barge, Waggoner, Sumner and Cannon, Engineers, dated April 14, 1972.

BEGINNING at the intersection of the centerline of Franklin Pike (State Highway No. 6 and the centerline of Wilson Pike Circle (formerly Old Smyrna Road); Thence in a northerly direction with said centerline of Franklin Pike N 20° 30’ E. 1,479.41 feet to a point, the northwest corner of the herein described tract and the southwest corner of Lot No. 6 conveyed to Sam Weiland; thence, leaving said centerline of Franklin Pike in an easterly direction with the line between Lot Nos. 6 and 7, and the meanders of a fence between Sam Weiland and the herein described tract, S 69° 27’ E. 1,566.52 feet to a point, the northeast corner of the herein described tract, said point being 33.0 feet from the centerline of the Decatur Tract of the Louisville and Nashville Railroad; thence in a southerly direction with a line 33.0 feet distant from and parallel to the Decatur Track of the Louisville and Nashville Railroad, S 11° 08’ W. 961.88 feet to a point in the centerline of Wilson Pike Circle (formerly Old Smyrna Road ) the southeast corner of Lot No. 9 and the herein described tract; thence in a westerly direction with the centerline of Wilson Pike Circle, N 86° 34’ W 1,802.41 feet to the centerline of Franklin Pike the point of beginning, Containing 2,017,794 square feet or 46.32 acres, more or less.

INCLUDED in the above description but specifically EXCLUDED therefrom is the following described tract of land conveyed to State of Tennessee of record in Volume 381, page 614, Register’s Office for Williamson County, Tennessee:

Beginning at the point of intersection of the north margin of old Smyrna Road (Wilson Pike Circle ) and the east margin of State Route 6 (Franklin Road); thence along the said east margin north 20 degrees 31 minutes east 1,456 feet, more or less to a point; thence south 69 degrees 46 minutes east 32 feet, more or less to a point; thence south 20 degrees 31 minutes west 925.31 feet to a point; thence south 21 degrees 45 minutes east 17.83 feet to a point; thence south 20 degrees 31 minutes west 176.8 feet to a point; thence south 27 degrees 43 minutes west 95.76 feet to a point; thence south 20 degrees 31 minutes west 179.11 feet to a point; thence along a 35 foot radius curve left southeastwardly 65.44 feet to a point; in the north margin of Old Smyrna Road; thence along the said north margin north 86 degrees 37 minutes west 71 feet, more or less to the point of beginning and containing 1.156 acres and being part of the property conveyed by Ervin M. Entrekin, Trustee to South Central Bell Telephone Company, of record in Deed Book 201, Page 752, Register’s office for Williamson County, Tennessee.

Being a portion of the property conveyed to South Central Bell Telephone Company by Warranty Deed of record in Book 201, Page 752, Register’s Office for Williamson County, Tennessee. By Certificate of Merger of record in Book 960, Page 343, South Central Bell Telephone Company merged into Southern Bell Telephone and Telegraph Company, and changed its name to Bellsouth Telecommunications, Inc., a Georgia corporation.

EXHIBIT B

FORM OF MEMORANDUM OF LEASE

RECORD AND RETURN TO:	PREPARED BY:

MEMORANDUM OF LEASE

AND NOTICE OF RIGHT OF FIRST OFFER

THIS MEMORANDUM OF LEASE, made as of the            day of                                         , by and between by and between                     , a                                         , as Lessor (“Lessor”), having its principal place of business at                                         , and                                                              , a                                                  , as Lessee (“Lessee”), having a place of business at                                                              .

W I T N E S S E T H

1.

The parties have entered into a lease agreement dated as of                                  between Lessor and Lessee (the “Lease”), whereby Lessor is demising and leasing to Lessee the premises known as                                 ,                                 , as more particularly described as set forth on Exhibit “A” annexed hereto and made a part hereof, being hereinafter referred to as the “Demised Premises”.

2.	The term of said Lease commences on the day of and ends on the ( ) anniversary thereof, subject to ( ) renewal options of ( ) years each.

3.

The rental for the Demised Premises and all other covenants, conditions, and terms are set forth in the Lease and are hereby adopted herein and made a part hereof by reference to the same full extent as if all the covenants, conditions, and terms thereof were fully set forth herein.

4.	The Lease includes a right of first offer for Lessee to purchase the Demised Premises, as set forth in the Lease and a right to certain easements for existing infrastructure, as provided in Section 25.11 of the Lease, which provisions are incorporated by reference herein.

IN WITNESS WHEREOF, the parties sign this Memorandum of Lease the day and year first above written.

LESSOR:

[ ]

By:
Name:
Title:

LESSEE:

By:
Name:
Title:

[ADD APPROPRIATE NOTARIZATION]

EXHIBIT C

FORM OF ESTOPPEL AGREEMENT

TENANT:
PROJECT:

TENANT ESTOPPEL CERTIFICATE

To:	, its successors and assigns (the “Lender”) and , a (“Landlord”)

Re:	, dated , by and between Landlord and , a (“Tenant”) for space in the building located at and commonly referred to as “ ” (the “Project”)

Ladies and Gentlemen:

The undersigned, as tenant (“Tenant”), hereby states and declares as follows:

1.	Tenant is the lessee under that certain lease (the “Original Lease”) pertaining to the Project which is dated .

2.	The name of the current Landlord is: , a .

3.	The Lease (as defined below) is for the following portion of the Project (collectively, the “Demised Premises”): .

4.	The Original Lease has not been modified or amended except by the following documents (the Original Lease, as amended, shall hereinafter be referred to as the “Lease”):

—

—

—

5.

The commencement date of the Lease occurred on                                          .            The Lease Term shall expire                                                                              , unless sooner terminated in accordance with the terms of the Lease. Tenant has no option to renew or extend the term of the Lease, except as follows (if none, so state):                     .

6.	The Lease contains the entire agreement of Landlord and Tenant with respect to the Demised Premises, and is in full force and effect.

7.	As of the date hereof, Tenant is occupying the Demised Premises and is paying rent on a current basis under the Lease.

(a)	The minimum monthly or base rent currently being paid by Tenant for the Demised Premises pursuant to the terms of the Lease is per month

(b)	Common area maintenance, taxes, insurance and other charges (collectively, the “Reimbursables”) due under the Lease have been paid through , 20 .

8.

Tenant has accepted possession of the Demised Premises, and all items with respect to the Demised Premises to be performed by Landlord have been completed, including, but not limited to, completion of construction thereof (and all other improvements required under the Lease) in accordance with the terms of the Lease. Landlord has paid in full any required contribution towards work to be performed by Tenant, if any, under the Lease, except as follows (if none, so state):                                                      .

9.	The Demised Premises shall be expanded by the addition of the following space on the dates hereinafter indicated (if none, so state): .

10.

No default or event that with the passage of time or notice would constitute a default (hereinafter collectively a “Default”) on the part of Tenant exists under the Lease in the performance of the terms, covenants and conditions of the Lease required to be performed on the part of Tenant.

11.

To the best of Tenant’s knowledge, no Default on the part of Landlord exists under the Lease in the performance of the terms, covenants and conditions of the Lease required to be performed on the part of Landlord.

12.	Tenant has no option or right to purchase all or any part of the Project except as stated in Article 4 of the Lease.

13.	Tenant has not assigned, sublet, transferred, hypothecated or otherwise disposed of its interest in the Lease and/or the Demised Premises, or any part thereof.

14.	Neither the Lease nor any obligations of Tenant thereunder have been guaranteed by any person or entity, except as follows (if none, so state): .

15.

No hazardous substances are being generated, used, handled, stored or disposed of by Tenant on the Demised Premises or on the Project in violation of any applicable laws, rules or regulations or the terms of the Lease.

16.	No rentals are accrued and unpaid under the Lease, except for Reimbursables, if any, which are not yet due and payable.

17.

No prepayments of rentals due under the Lease have been made for more than one month in advance. No security or similar deposit has been made under the Lease, except for the sum of $                 which has been deposited by Tenant with Landlord pursuant to the terms of the Lease.

18.	As of the date hereof, Tenant has no defense as to its obligations under the Lease and asserts no setoff, claim or counterclaim against Landlord.

19.

Tenant has not received notice of any assignment, hypothecation, mortgage or pledge of Landlord’s interest in the Lease or the rents or other amounts payable thereunder, except as follows (if none, so state):                                                                                               .

20.	The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

21.

This Tenant Estoppel Certificate may be executed in any number of separate counterparts, each of which shall be deemed an original, but all of which, collectively and separately, shall constitute one and the same instrument.

Very truly yours,
TENANT:
,

a

By:

Name:

Its:

Dated:

[INSERT APPROPRIATE NOTARY / ACKNOWLEDGMENT]

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EXHIBIT D

After Recording Return to:

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

Grantor #1 (Landlord):

Grantor #2 (Tenant):

Grantee (Lender):

Abbreviated Legal Description:

Official Legal Description on Exhibit A

Assessor’s Tax Parcel ID #

Reference No.	N/A

2

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made as of the                      day of                                         , 20         by and between:

(“Lender”),
and

having an address at

(“Tenant”).

RECITALS:

A.        Tenant is the holder of a leasehold estate in a portion of those certain premises located in the City of                                 , County of                                 , State of                                 , and more particularly described on Exhibit “A” attached hereto and made a part hereof (the “Property”) under and pursuant to the provisions of a certain lease dated                                 , between                                 , a                                 , as landlord, and                                 , as tenant (the “Lease”); and

B.                                                  is the current owner in fee simple of the Property and the landlord under the Lease (“Landlord”); and

C.        Lender is the agent for lenders which have made a loan or are about to make a loan to Carter/Validus Operating Partnership, LP, a Delaware limited partnership, as borrower (“Borrower”) evidenced or to be evidenced by one or more promissory notes made by Borrower to the order of such lenders (as amended, restated, replaced, consolidated, supplemented or otherwise modified from time to time, collectively, the “Note”) and secured or to be secured by that certain Mortgage/Deed to Secure Debt/Deed of Trust and Security Agreement (as the same may be modified, amended or restated from time to time, the “Security Instrument”) and that certain Assignment of Leases and Rents (as the same may be modified, amended or restated from time to time, the “Assignment of Rents”) granted by Landlord to or for the benefit of Lender and encumbering the Property; and

D.        Tenant has agreed to subordinate the Lease to the Security Instrument and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

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AGREEMENT:

For good and valuable consideration, Tenant and Lender agree as follows:

1.           SUBORDINATION.  The Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the terms, covenants and provisions of the Security Instrument and to the lien thereof, including without limitation, all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby and advances made thereunder with the same force and effect as if the Security Instrument had been executed, delivered and recorded prior to the execution and delivery of the Lease.

2.            NON-DISTURBANCE.  If any action or proceeding is commenced by Lender for the foreclosure of the Security Instrument or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant’s possession or use of the premises demised thereunder, and the sale of the Property in any such action or proceeding and the exercise by Lender of any of its other rights under the Note or the Security Instrument shall be made subject to all rights of Tenant under the Lease, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights Tenant shall not be in default under any of the terms, covenants or conditions of the Lease or of this Agreement on Tenant’s part to be observed or performed beyond any applicable notice or grace period.

3.           ATTORNMENT.  If Lender or any other subsequent purchaser of the Property shall become the owner of the Property by reason of the foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Security Instrument (Lender or such other purchaser being hereinafter referred as “Purchaser”), and the conditions set forth in Section 2 above have been met at the time Purchaser becomes owner of the Property, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Purchaser and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to Purchaser and Purchaser by virtue of such acquisition of the Property shall be deemed to have agreed to accept such attornment, whereupon, subject to the observance and performance by Tenant of all the terms, covenants and conditions of the Lease on the part of Tenant to be observed and performed, Purchaser shall recognize the leasehold estate of Tenant under all of the terms, covenants and conditions of the Lease for the remaining balance of the term with the same force and effect as if Purchaser were the lessor under the Lease subject to the terms of Section 4 of this Agreement; provided, however, that Purchaser shall not be:

(a)        liable for any past act, omission, neglect, default or breach of representation or warranty of any prior landlord (any such prior landlord, including Landlord and any successor landlord, being hereinafter referred to as a “Prior Landlord”), provided that so long as Purchaser has received written notice and a reasonable opportunity to cure, the foregoing shall not limit Purchaser’s obligations under the Lease to correct any conditions that (i) existed as of the date Purchaser became the owner of the Property, and (ii) violate Purchaser’s obligations under the Lease; provided further, however, that the foregoing shall not obligate Purchaser for any damages arising from such past act, omission, neglect, default or breach of representation or warranty of any Prior Landlord;

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(b)        subject to any offsets, defenses, abatements or counterclaims which shall have accrued in favor of Tenant against any Prior Landlord prior to the date upon which Purchaser shall become the owner of the Property;

(c)        liable for the return of rental security deposits, if any, paid by Tenant to any Prior Landlord in accordance with the Lease unless such sums are actually received by Purchaser;

(d)        bound by any obligation which may appear in the Lease to perform any improvement work to the Property;

(e)        bound by any obligation which may appear in the Lease to pay any sum of money to Tenant;

(f)        bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any Prior Landlord unless (i) such sums are actually received by Purchaser or (ii) such prepayment shall have been expressly approved of by Purchaser;

(g)        bound by any agreement terminating or amending or modifying the rent, term, commencement date or other material term of the Lease, or any voluntary surrender of the premises demised under the Lease, made without Lender’s or Purchaser’s prior written consent prior to the time Purchaser succeeded to Landlord’s interest; or

(h)        responsible for the making of repairs in or to the Property in the case of damage or destruction to the Property or any part thereof due to fire or other casualty or by reason of condemnation unless Purchaser is obligated under the Lease to make such repairs and Purchaser receives insurance proceeds or condemnation awards sufficient to finance the completion of such repairs.

In the event that any liability of Purchaser does arise pursuant to this Agreement, such liability shall be limited and restricted to Purchaser’s interest in the Property and shall in no event exceed such interest.

4.           NOTICE TO TENANT.  After notice is given to Tenant by Lender that an Event of Default (as defined in the Security Instrument) exists under the Security Instrument and that the rentals under the Lease should be paid to Lender pursuant to the terms of the Assignment of Rents, Tenant shall thereafter pay to Lender or as directed by the Lender, all rentals and all other monies due or to become due to Landlord under the Lease and Landlord hereby expressly authorizes Tenant to make such payments to Lender and hereby releases and discharges Tenant from any liability to Landlord on account of any such payments.

5.           NOTICE TO LENDER AND RIGHT TO CURE.        Tenant agrees to simultaneously notify Lender by certified mail, return receipt requested, with postage prepaid, of any default on the part of Landlord under the Lease which would entitle Tenant to cancel or terminate the Lease or abate or reduce the rent payable thereunder, and Tenant further agrees that, notwithstanding any provisions of the Lease, no cancellation or termination of the Lease and no abatement or reduction of the rent payable thereunder shall be effective unless Lender has received notice of the same and has failed within forty-five (45) days after both Lender’s receipt

5

of said notice and the time when Lender shall have become entitled under the Security Instrument (as hereinafter defined) to remedy the same, to commence to cure the default which gave rise to the cancellation or termination of the Lease or abatement or reduction of the rent payable thereunder and thereafter diligently prosecutes such cure to completion, provided that in the event Lender cannot commence such cure without possession of the Property, no cancellation or termination of the Lease and no abatement or reduction of the rent payable thereunder shall be effective if Lender commences judicial or non-judicial proceedings to obtain possession within such period and thereafter diligently prosecutes such efforts and cure to completion. In addition, if such default is not susceptible of cure by Lender and Lender obtains possession of the Property, such default shall be waived. Notwithstanding the foregoing, Lender shall have no obligation to cure any default by Landlord except as provided in Section 3 in the event Lender shall become the owner of the Property by reason of the foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Security Instrument.

6.           NOTICES.  Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three Business Days after mailing (c) if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service or (d) if by telecopier on the day of transmission so long as copy is sent on the same day by overnight courier as set forth below:

If to Tenant:

Attention:

If to Lender:

Attention:

With a copy to:

Attention:

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section 6, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in the state where the Property is located. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

7.           SUCCESSORS AND ASSIGNS.    This Agreement shall be binding upon and inure to the benefit of Lender, Tenant and Purchaser and their respective successors and assigns.

8.           GOVERNING LAW.    This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of                      and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of                     .

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9.           MISCELLANEOUS.  This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

LENDER:

By:

Name:

Its:

[INSERT NOTARY BLOCK FOR APPLICABLE STATE]

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

8

TENANT:

a

By:

Name:

Its:

[INSERT NOTARY BLOCK FOR APPLICABLE STATE]

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

9

The undersigned hereby joins in the execution of this Agreement in order to evidence its acceptance of, and agreement to, the provisions of Section 4 hereof.

LANDLORD:

a Delaware limited liability company

By:	Carter/Validus Operating Partnership, LP a Delaware limited partnership

	By:	Carter Validus Mission Critical REIT, Inc., a Maryland corporation

By:

Name:

Its:

[INSERT NOTARY BLOCK FOR APPLICABLE STATE]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

10

Exhibit “A”

LEGAL DESCRIPTION

A Certain tract or parcel of land In Williamson County, Tennessee, described as follows, to wit:

Being Lots 7, 8 and 9 of the Mooreland of record in Plat Book 1, page 34, Register’s office for Williamson County, Tennessee, described as follows according to survey by Barge, Waggoner, Sumner and Cannon, Engineers, dated April 14, 1972.

BEGINNING at the intersection of the centerline of Franklin Pike (State Highway No. 6 and the centerline of Wilson Pike Circle (formerly Old Smyrna Road); Thence in a northerly direction with said centerline of Franklin Pike N 20° 30’ E. 1,479.41 feet to a point, the northwest corner of the herein described tract and the southwest corner of Lot No. 6 conveyed to Sam Weiland; thence, leaving said centerline of Franklin Pike in an easterly direction with the line between Lot Nos. 6 and 7, and the meanders of a fence between Sam Weiland and the herein described tract, S 69° 27’ E. 1,566.52 feet to a point, the northeast corner of the herein described tract, said point being 33.0 feet from the centerline of the Decatur Tract of the Louisville and Nashville Railroad; thence in a southerly direction with a line 33.0 feet distant from and parallel to the Decatur Track of the Louisville and Nashville Railroad, S 11° 08’ W. 961.88 feet to a point in the centerline of Wilson Pike Circle (formerly Old Smyrna Road ) the southeast corner of Lot No. 9 and the herein described tract; thence in a westerly direction with the centerline of Wilson Pike Circle, N 86° 34’ W 1,802.41 feet to the centerline of Franklin Pike the point of beginning, Containing 2,017,794 square feet or 46.32 acres, more or less.

INCLUDED in the above description but specifically EXCLUDED therefrom is the following described tract of land conveyed to State of Tennessee of record in Volume 381, page 614, Register’s Office for Williamson County, Tennessee:

Beginning at the point of intersection of the north margin of old Smyrna Road (Wilson Pike Circle ) and the east margin of State Route 6 (Franklin Road); thence along the said east margin north 20 degrees 31 minutes east 1,456 feet, more or less to a point; thence south 69 degrees 46 minutes east 32 feet, more or less to a point; thence south 20 degrees 31 minutes west 925.31 feet to a point; thence south 21 degrees 45 minutes east 17.83 feet to a point; thence south 20 degrees 31 minutes west 176.8 feet to a point; thence south 27 degrees 43 minutes west 95.76 feet to a point; thence south 20 degrees 31 minutes west 179.11 feet to a point; thence along a 35 foot radius curve left southeastwardly 65.44 feet to a point; in the north margin of Old Smyrna Road; thence along the said north margin north 86 degrees 37 minutes west 71 feet, more or less to the point of beginning and containing 1.156 acres and being part of the property conveyed by Ervin M. Entrekin, Trustee to South Central Bell Telephone Company, of record in Deed Book 201, Page 752, Register’s office for Williamson County, Tennessee.

Being a portion of the property conveyed to South Central Bell Telephone Company by Warranty Deed of record in Book 201, Page 752, Register’s Office for Williamson County, Tennessee. By Certificate of Merger of record in Book 960, Page 343, South Central Bell Telephone Company merged into Southern Bell Telephone and Telegraph Company, and changed its name to Bellsouth Telecommunications, Inc., a Georgia corporation.

Exhibit E

See Attached Property Condition Report

Exhibit F

GUARANTY

THIS GUARANTY (this “Guaranty”) is made and entered into as of the            day of                                 , 2013 by AT&T Teleholdings, Inc., a Delaware corporation, as guarantor (“Guarantor”) in favor of DC-402 Franklin Road, LLC, a Delaware limited liability company (“Lessor”).

RECITALS

AT&T Services, Inc., a Delaware corporation, as lessee (“Lessee”), and Lessor have entered into that certain Lease Agreement (the “Lease”), pursuant to which Lessee has leased from Lessor certain real property, together with the improvements thereon, located at 402 Franklin Road, Brentwood, TN, as specifically described in the Lease (the “Property”);

Each of Guarantor and Lessee are wholly-owned subsidiaries of AT&T Inc.;

Pursuant to certain agreements of the parties, Lessee has agreed to cause Guarantor to execute and deliver to Lessor this Guaranty to secure Lessee’s obligations under the Lease; and

Guarantor has agreed to provide to Lessor this Guaranty.

NOW, THEREFORE, in consideration of the benefits to be derived by Guarantor from enabling Lessee to lease the Property from Lessor in accordance with the terms of the Lease and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows for the benefit of Lessor:

1.         All capitalized terms used but not otherwise defined in this Guaranty shall have the meanings given to them in the Lease.

2.         Guarantor unconditionally and irrevocably guarantees to Lessor from and after (i) the occurrence and during the continuance of a Lease Event of Default; (ii) the appointment of a receiver over the Lessee or the Lessee’s assets in connection with any State, Federal or Administrative Proceeding; or (iii) the filing by or against the Lessee of (x) a petition for bankruptcy under Title 11 of the United States Code; (y) an assignment for the benefit of creditors; or (z) other insolvency, liquidation or dissolution proceeding: (a) the full and prompt payment of any and all Base Rent and Supplemental Rent payable by Lessee under the Lease, and (b) the full and timely performance and observance of all of the terms, provisions, covenants and obligations of Lessee under the Lease (collectively, with the payment of Rent, the “Obligations”).

3.         Lessor may enforce this Guaranty against Guarantor at any time, from and after (i) the occurrence and during the continuance of a Lease Event of Default; (ii) the appointment of a receiver over the Lessee or the Lessee’s assets in connection with any State, Federal or Administrative Proceeding, or (iii) the filing by or against the Lessee of (x) a petition for bankruptcy under Title 11 of the United States Code; (y) an assignment for the benefit of creditors; or (z) other insolvency, liquidation or dissolution proceeding.

4.         This Guaranty is an absolute, unconditional and continuing guaranty without regard to the validity or enforceability of any Obligations. Further, Guarantor expressly agrees that its obligations hereunder shall not in any way be terminated, affected or impaired by reason of (a) the granting by Lessor of any indulgences to Lessee, (b) the assertion against Lessee of any of the rights or remedies reserved to Lessor pursuant to the provisions of the Lease or (c) the release of Lessee from any of Lessee’s obligations under the Lease whether by operation of law or otherwise, provided, however, that the Guarantor shall not be responsible for the amount by which Lessee’s liability under the Lease is reduced pursuant to a release, settlement or compromise memorialized in a written agreement executed by Lessor and Lessee. Guarantor hereby waives all suretyship defenses and all other defenses other than strict payment and performance in full of all Obligations other than as described in (c) above. Guarantor further covenants and agrees that this Guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of the Lease and, any assignment or other transfer thereof or any interest therein by Lessee, interests in Lessee or by operation of law, whether or not Guarantor shall have received any notice of or consent to such renewal, modification, extension or assignment. This Guaranty constitutes a guaranty of payment and not merely a guaranty of collection.

5.         It is agreed that the failure of Lessor to insist in any one or more instances upon strict performance or observance of any of the terms, provisions or covenants of the Lease or to exercise any right therein contained shall not be construed or deemed to be a waiver or relinquishment in the future of such term, provision, covenant or right.

6.         All of Lessor’s rights and remedies under the Lease and this Guaranty are intended to be distinct, separate and cumulative and no such right and remedy therein or herein provided is intended to be to the exclusion of or a waiver of any other.

7.         Subject to paragraph 3, Guarantor hereby waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor and notice of acceptance. Guarantor further waives any right to require that an action be brought against Lessee or any other person or to require that resort be had by Lessor to any security held by Lessor. The foregoing provisions shall not constitute a waiver of any notice required by the terms of the Lease or this Guaranty.

8.         Guarantor hereby waives to the fullest extent permitted by law any and all rights, whether arising at law, in equity, by agreement or otherwise to subrogation to or indemnity, reimbursement or contribution from Lessee or any other Person primarily, contingently or secondarily directly or indirectly liable for all or any part of the Obligations that otherwise would arise out of or result from any payment by Guarantor to Lessor under or pursuant to this Guaranty.

9.         In accordance with and subject to the applicable terms of the Lease, Lessor may assign all of its interests in and to the Lease to any person to whom Lessor sells the Property (as defined in the Lease) and to any lender providing a loan to Lessor, or any collateral agent or trustee acting for the benefit of any such lender or lenders. Lessor will provide written notice to Guarantor, of any such assignment. In such event, each and every successive permitted assignee of this Guaranty and Lessor’s interest in the Lease notice of which Guarantor shall have received will have the right to enforce this Guaranty, by suit or otherwise, as fully as if such assignee were named herein. Guarantor will not assign its obligations under this Guaranty without the prior written consent of Lessor, other than (i) to a successor to all or substantially all of the assets and liabilities of Guarantor or (ii) a subsidiary of AT&T Inc. with a senior unsecured debt rating not less than the rating of Guarantor immediately prior to the assignment. Guarantor will provide written notice to Lessee of any such assignment, provided that notwithstanding such assignment, Guarantor shall not be released from its obligation under this Guaranty.

10.      Guarantor warrants and represents that (a) it has the legal right power, authority and capacity to execute this Guaranty, (b) the execution, delivery and performance of this Guaranty do not violate any material agreements to which Guarantor is a party or by which Guarantor is bound and (c) this Guaranty is fully binding on and enforceable against Guarantor, except as enforcement may be limited by bankruptcy, moratorium, fraudulent conveyance, insolvency, equitable principles or other similar laws affecting the enforcement of creditors’ rights in general.

11.      If at any time any part of any payment received by Lessor and applied to any of the Obligations is rescinded or avoided or returned by Lessor for any reason, including the insolvency, bankruptcy or reorganization of any of Lessee, Guarantor or any other Person, such Obligations shall be deemed to have continued in existence to the extent that such payment is rescinded, avoided or returned, and this Guaranty shall be reinstated as to such Obligations as though such prior application by Lessor had not been made or otherwise taken into account. The provisions of this Paragraph 11 shall survive the payment and satisfaction of the Obligations and this Guaranty as well as the delivery of any instruments of release, satisfaction or termination that may be delivered in connection with the Lease or this Guaranty.

12.      In the event of the rejection or disaffirmance of the Lease by Lessee or Lessee’s receiver pursuant to any law affecting creditor’s rights, Guarantor shall, and does hereby (without the necessity of any further agreement or act), assume all obligations and liabilities of Lessee under or arising out of the Lease, to the same extent as if Guarantor had been originally named the lessee under the Lease and there had been no such rejection or disaffirmance. At the request of Lessor upon or after such rejection or disaffirmance, Guarantor shall confirm such assumption in writing. Upon such assumption, Guarantor shall have and succeed to all rights of Lessee under the Lease and shall be entitled to a new lease on all of the terms and conditions of the Lease with respect to the remaining Lease Term (to the extent permitted by law). Guarantor and Lessor shall execute and deliver such documents as the other party may from time to time reasonably require to evidence such assumption and succession.

13.      Guarantor shall upon demand pay to Lessor the amount of any and all reasonable and documented expenses, including reasonable attorneys’ fees and expenses, which Lessor may incur in connection with a successful enforcement of its rights hereunder.

14.      The terms and provisions of this Guaranty, and the respective rights and obligations hereunder of Lessor and Guarantor, shall be binding upon their respective successors, legal representatives and assigns and inure to the benefit of their respective permitted successors and assigns.

15.      Notwithstanding anything to the contrary expressed or implied by this Guaranty, Guarantor shall have the right to cure or cause to be cured any default under the Lease or Lease Event of Default within the cure periods provided for in the Lease in the case of a default. Lessor will accept any such cure by or caused by Guarantor. In the event Guarantor cures a Lease Event of Default as provided herein, Lessor shall not exercise any remedies against Lessee under Section 17.1 of the Lease.

16.      Intentionally Omitted.

17.      All notices to be sent hereunder shall be sent in the manner and deemed delivered at the times set forth in the Lease; with the exception that notices sent to Guarantor shall be sent to:

AT&T Teleholdings, Inc.
208 S. Akard Street
Dallas, TX 75202
Attn: Assistant Treasurer

with a copy to:	AT&T Inc.
208 S. Akard Street
Dallas, TX 75202
	Attention:	Director-Corporate Finance

and with a copy to:

AT&T Inc.
208 S. Akard St.
Dallas, Texas 75202
	Attention:	Kenneth H. Gitter
General Attorney

18.      This Guaranty shall be deemed to be a contract made under and governed by the internal laws (without regard to the conflict of laws provisions) of the State of New York.

19.      Lessor acknowledges that this Guaranty is a guarantee of the Obligations only and that Guarantor has not provided any security or collateral in support of the Guaranty. The terms of the Guaranty shall not be deemed to restrict the conduct of Guarantor’s business and operations in any way, including any changes to the corporate structure of, or acquisition, disposition or transfer of any of the assets of, the Guarantor, its subsidiaries and affiliates.

20.      Guarantor acknowledges full and complete notice and knowledge of all terms, conditions, covenants, obligations and agreements set forth in the Lease. Guarantor further acknowledges the valid consideration received by it for entering into this Guaranty.

21.      Within thirty (30) days after written request of Lessor, that i) Lessor is selling or refinancing the Property; or ii) Lessor has received a request from the lender to Lessor requesting financials (which lender to Lessor request may not be more frequently than annually); then the Guarantor shall provide to Lessor the most current internally prepared annual (no older than 1 year) balance sheet, income and cash flow statements, respectively, certified by a senior financial officer of Guarantor, with a certification which states:

“Pursuant to section 21 of the AT&T Teleholdings, Inc. Guaranty dated                                 , 2013, enclosed are the following unaudited financial statements for the period ending XXXX 3X, 20XX:

—	Balance sheet as of XXXX 3X, 20XX
—	Statement of income for the month and year to date ended XXXX 3X, 20XX
—	Statement of cash flows for the month and year to date ended XXXX 3X, 20XX

To the best of my knowledge, the statements fairly represent the financial condition and results of operations.

These statements are true, correct and complete and were prepared in accordance with GAAP, or an alternative presentation which is reasonably consistent with GAAP, applied on a consistent basis, subject to changes resulting from normal year-end adjustments.”

22.      Guarantor waives all diligence in collection or in protection of any security, presentment, protest, demand, notice of dishonor or default, notice of acceptance of this Guaranty, notice of any extensions granted or other action taken in reliance hereon and all demands and notices of any kind in connection with this Guaranty or any Obligations.

23.      Guarantor’s payment of any amount pursuant to this Guaranty shall not in any way entitle Guarantor to (and Guarantor hereby waives) any right, title or interest (whether by subrogation or otherwise) of the Lessee under the Lease or to any security being held for any Obligations.

24.      Lessor and Guarantor intend and believe that each provision of this Guaranty complies with and is valid under all applicable law. However, if any provision of this Guaranty is found by a court to be invalid for any reason, the remainder of this Guaranty shall continue in full force and effect and the invalid provisions shall be construed as if it were not contained herein.

25.      [Intentionally Deleted].

26.      Guarantor acknowledges that Lessor is relying upon this Guaranty in agreeing to execute the Lease, and that, but for the execution of this Guaranty by Guarantor, Lessor would not lease the Property to Lessee.

[Signatures begin on next Page]

[SIGNATURE PAGE TO GUARANTY]

IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty, as of the date set forth in the first preamble to this Guaranty.

AT&T TELEHOLDINGS, INC. a Delaware corporation

By:

Name: Jonathan P. Klug

Title: Treasurer

[Signature Page of Lessor follows]

Lessor hereby accepts this Guaranty and agrees to be bound by the provisions of Paragraphs 3, 4, 5, 9, 12 , 14, 15, 18, 19 and 24 hereof.

DC-402 Franklin Road, LLC,
a Delaware limited liability company

By:	Carter/Validus Operating Partnership, LP, a Delaware limited partnership, its sole member

	By:	Carter Validus Mission Critical REIT, Inc., a Maryland corporation, its General Partner

By:
Name: John E. Carter
Its: Chief Executive Officer

Exhibit G

The “Repair Items” per Section 8.2 of the Lease are set out below:

Lessee may request from Lessor an extension of time to make such repairs and Lessor will be reasonable in considering such requests.

[See Breakdown of Items Follows on Next Page]

	Section	ITEMS TO BE RESOLVED IN 1- 12 MONTHS	Estimated Cost
1	3.1	Sidewalks and Flatwork The concrete sidewalks that lead to the main or east entrance exhibit various cracks, most of these cracks can be patched with a non shrinking grout	$ 1,500.00
2	4.5	ADA Modifications Restripe standard and van accessible spaces near the entrance to include the required side aisles	$ 1,100.00
3

Ultrasonic Testing of the condenser water piping system

Since the building is over 20-years old and may be affected by corrosion and chemical treatment, ultrasound testing of the condenser water piping would detect the pipe thickness and

			$ 5,000.00
		ITEMS TO BE RESOLVED IN 1 - 60 MONTHS
		Exterior
4	3.3

Replace Insulated Glass Units with Broken Seals

The glass curtain wall system has numerous units that have defective seals allowing moisture-penetration between panes. The defective panels have signs of broken seals by exhibiting fogged glass with condensation between the panes. Remove all defective insulated glass panels and replace them with new insulated glass panels.

			$ 67,500.00
5	3.3.2

Exterior Ancillary Doors and Frames

Repaint Ancillary Metal Doors and Frames - The hollow metal doors and frames exhibit fading and isolated areas of rust, scratches, and surface mechanical damage. Wire brush and prepare all surfaces. Prime and apply 2-coats of industrial type enamel to all doors and frames.

			$ 2,800.00
6	3.3.1

Exterior Walls Sidewalls

Caulking, Masonry Expansion & Control Joints at Brick Buildings - During our survey, most exterior caulking was found to be inadequate and pliable condition. The vertical expansion/control joints, however, appeared to have a few joints that are brittle and or cracked and may allow stormwater infiltration. These joints should be re-tooled with new caulking material.

			$ 1,050.00
7	3.3.1

Re-Point Brick Facades, 10% Brick Buildings -

Approximately 10% of the brick facades exhibit some deteriorated mortar joints. Rake-out all deteriorated mortar and point with new mortar to match existing with respect to mortar pigment and joint type.

			$ 15,000.00
		ITEMS TO BE RESOLVED BEFORE END OF LEASE TERM INCLUDING ANY EXTENSIONS
		Exterior
8	3.3.1	Seal Pre Cast Panel Joints - While the sealant of pre-cast concrete panel joints currently appears to be generally in satisfactory condition, in some locations, it has lost its adhesion to the panel’s surfaces. Remove all dried-out and inelastic sealant, install backer-rods where necessary, and apply a new sealant neatly tooled in all joints. These joints should be re-tooled with new caulking material.	$ 17,500.00

9	3.3.1

Seal Aluminum and Glass Curtain Wall Joints - While the sealants around the glass curtainwall system appeared to be in satisfactory condition, in some locations it was observed to be brittle and cracked and may allow stormwater infiltration.

			$ 100,000.00
10	3.3.1

Re-Caulking, Exterior Facades Around Doors and Adjacent Window Units - While the caulking around the exterior storefront type entrance doors and windows were currently to be in satisfactory condition, in some locations they were observed to be becoming dry/brittle and, may not be providing a water-tight seal to prevent stormwater infiltration. All old caulking should be raked out of joints and a new material should be neatly tooled.

			$ 5,250.00
		Roofing
11	3.4

Re-Roofing single Ply System TPO System at Parapets -

While the single ply TPO membrane that is located on the inboard side of the parapets is currently in satisfactory condition, due to its age and weathering it should be replaced when required.

			$ 30,000.00
12	3.4

Re-Roof, New Asphalt Shingles over Existing Asphalt Shingle Roof for Guard Shack - While the asphalt shingle roofing material is currently in satisfactory condition, due to its age and weathering it should be replaced when required.

			$ 1,400.00
13	3.4

Re-Roof, Gravel Surfaced Modified Bitumen Roof System - South section - Replaced in 1997 -

The roof in this area was found to be blistered, have soft spots, and the flashings around the roof penetrations were brittle and cracked and is nearing the end of its EUL. Due to its age and weathering it should be replaced when required.

			$ 420,000.00
14	3.4

Re-Roof, Gravel Surfaced Modified Bitumen Roof System - North Section - Replaced in 2003 -

While gravel surfaced roof is currently in satisfactory condition, due to its age and weathering it should be replaced when required.

			$ 282,000.00
15	3.4

Re-Roof, Gravel Surfaced Modified Bitumen Roof System • Energy Building and Cooling Tower Water Supply Building - While gravel surfaced roof is currently in satisfactory condition, due to its age and weathering it should be replaced when required.

			$ 30,000.00
~~16~~	~~3.4~~

~~Re-Roofing, Standing Seam Metal Roofing for Storage Buildings - These pitched standing seam metal roof systems were observed to be in satisfactory condition, however, the roofing should be replaced during the term.~~

			N/A
17	3.4	Re-Coating Metal Roof System - While the standing seam metal roofing was currently in satisfactory condition, the roofs should be recoated approximately every 15 years to prevent rusting.	$ 9,000.00
		Plumbing
18	3.6

Replace Individual Domestic Water Heaters -

While the individual domestic water heaters were currently observed to be in satisfactory condition, replacement may be required approximately every 12 years.

			$ 1,000.00
19	3.6	Domestic Water Heater, Central - While the large capacity domestic water heaters were currently observed to be in satisfactory condition, replacement may be required approximately every 20 years.	$ 3,000.00
~~20~~	~~3.6~~	~~Replace Sump Pumps - While the sump pumps were reportedly in good operating condition, due to wear end and use they typically need to be replaced every few years.~~	N/A
21	3.6	Replace undercounter electric heaters in toilet rooms - These electric units are typically replaced as required by in house personnel however scheduled replacement should be considered.	$ 6,000.00
		HVAC
22	3.7

A/C, Individual., DX Air Cooled Condenser 3 Ton Unit for Energy Building - While this unit was reported to be in satisfactory operating condition, depending on its age and use it should be replaced approximately every 12 to 15 years.

			$ 3,000.00

~~23~~	~~3.7~~

~~Replace Water Source Air Handling Units— 8 Each -~~

~~While the units observed were reportedly in satisfactory operating condition depending on there age replacement may be required approximately every 20 years.~~

			N/A
24	3.7

Replace Chillers, Air Cooled - Centrifugal - 2 Each -

These units were reportedly approximately 18 years old. While the units were reportedly in satisfactory operating condition depending on there age and use replacement may be required approximately every 20 years.

			$ 616,000.00
~~25~~	~~3.7~~

~~Replace Chillers, Air Cooled - Centrifugal - 2 Each -~~

~~These units were reportedly approximately 2 years old. While the units were reportedly in satisfactory operating condition depending on there age and use replacement may be required approximately every 20 years.~~

			N/A
26	3.7

Chiller Overhaul -

Presently, the HVAC chillers were reportedly under a maintenance contract. We recommend a chiller overhaul every 5-years or 10,000 hours, whichever comes first. This work will extend the EUL of the machines and lessen down time due to maintenance.

			$ 128,000.00
27	3.7	Replace thru wall AC units a maintenance storage building and guard shack - These units have an EUL of approximately 7 years depending on their age and use.	$ 2,400.00

		TOTAL	$ 1,748,500.00

Exhibit H

Escrow Agreement for Tenant Repairs

ESCROW AGREEMENT FOR TENANT REPAIRS

This Property Improvement Escrow Agreement (the “Escrow Agreement”), is made and entered into effective the            day of November, 2013, by, between and among DC-402 FRANKLIN ROAD, LLC, a Delaware limited liability company (hereinafter referred to as (“Landlord”) whose mailing address is 4211 W. Boyscout Boulevard, Suite 500, Tampa, Florida 33607, Attention: John E. Carter, and AT&T SERVICES, INC. a Delaware corporation (“Tenant”), whose mailing address is c/o Whitacre Tower, 208 South Akard, Room 3137, Dallas Texas, 75202, Attn: Kenneth Gitter, Esq. and GRAY ROBINSON P.A., whose address is 401 E. Jackson Street, Suite 2700, Tampa, Florida 33602, Attention: Stephen L. Kussner, Esq. (“Escrow Agent”).

BACKGROUND

Landlord is the purchaser pursuant to that certain Real Estate Sale Contract dated effective October 1, 2013, as amended and assigned (collectively, the “Contract”), for property located in at 402 Franklin Road, Brentwood, Tennessee (“Property”). Landlord and Tenant have agreed to have Landlord escrow funds at Closing on its purchase of the Property in an amount equal to One Million Seven Hundred Forty Eight Thousand Five Hundred Dollars ($1,748,500.00). Pursuant to the Contract, at Closing, Landlord and Tenant will enter into a lease for the Property (the “Lease”). Landlord and Tenant have agreed to enter into this Escrow Agreement to govern the disbursement from the Escrow Fund to Tenant for the repair work, as more particularly described in Article 8 of the Lease and as set forth below. Escrow Agent has agreed to serve as Escrow Agent in accordance with the terms of this Escrow Agreement.

NOW THEREFORE, Landlord, Tenant, and Escrow Agent hereby agree as follows:

1. Recitals, Capitalized Terms.  The foregoing recitals are true and correct and are hereby incorporated by reference. All capitalized terms which are not defined in this Escrow Agreement shall have the same meaning provided in the Contract.

2. Establishment of Escrow Fund.  On the Closing Date (as defined in the Contract), upon Closing, the Title Company shall wire from the sale proceeds to Escrow Agent One Million Seven Hundred Forty Eight Thousand Five Hundred Dollars ($1,748,500.00) (“Escrow Fund”), in an interest bearing account, which funds shall be deducted from Seller’s proceeds at Closing and delivered to Escrow Agent to hold in the Escrow Fund. Notwithstanding the foregoing, the Escrow Agent will not place the Escrow Fund in an interest bearing account until Tenant delivers a completed W-9 to Escrow Agent. Escrow Agent shall not charge a fee to Tenant to set up or hold the Escrow Fund. Tenant shall have no legal or beneficial interest in the Escrow Fund in the following events: (i) Tenant is in default of the Lease beyond any applicable grace period; or

(ii) the Escrow Fund is not expended by Tenant, in accordance with Section 8(b) of the Lease, during the term of the Lease, to complete the items listed on Exhibit “A” attached hereto or for future capital expenditures approved in Landlord’s reasonable discretion.

3.    Effective Date.    The Effective Date of this Agreement shall be the Closing Date of the Property.

4.    Disbursement of Escrow Fund.    Escrow Agent shall disburse funds from the Escrow Fund as follows:

(a)              Landlord and Tenant agree that the Escrow Fund will be used to complete the items listed on Exhibit “A”. To the extent Tenant fails to complete the items listed on Exhibit “A” during the term of the Lease and as more particularly set forth Article 8 of the Lease, then Landlord shall have the right to retain and use the remaining Escrow Funds in whatever manner Landlord determines after the Lease has ended.

(b)              One (1) time per month, Tenant may, no later than the 15th day of each month, submit monthly draw requests in connection with the items set forth on Exhibit “A” that Landlord has approved per Section 8 of the Lease. Escrow Agent shall make such disbursements to Tenant as set forth in such draw request within five (5) days after receipt of Landlord’s approval of the draw request, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord agrees to review disbursement requests in a expeditious manner. Escrow Agent’s sole duty shall be to disburse payments upon receipt of written approval from Landlord.

(c)              Escrow Agent shall have no duty to inquire as to the application of any disbursed monies from the Escrow Fund, including whether or not expenses have actually been paid for the approved work or whether or not appropriate releases have been delivered.

5.    Remaining Funds.    Any funds remaining in the Escrow Fund at the expiration of the Lease term, shall be released to Landlord. Upon completion by Tenant of all of the work pertaining the items on Exhibit “A”, all funds remaining in the Escrow Fund, if any, shall be released to Landlord.

6.    Resignation.  Escrow Agent may resign at any time upon giving thirty (30) days written notice to Tenant and Landlord. In the event of Escrow Agent’s resignation, the Tenant and Landlord shall select another escrow agent. Upon such resignation, Escrow Agent shall transfer the remaining amount of the Escrow Fund to the successor escrow agent and, after such transfer, Escrow Agent shall be relieved of any further obligations under this Escrow Agreement. In the event that Tenant and Landlord cannot agree as to a substitute escrow agent, then the president of the Hillsborough County, Florida Bar Association shall select a substitute escrow agent and Escrow Agent shall transfer the funds to such successor escrow agent and thereafter Escrow Agent shall be relieved of any further obligations under this Escrow Agreement.

7.    Liability of Escrow Agent.    In performing any of its duties under this Escrow Agreement, Escrow Agent shall not be liable for any loss, costs, fee, claim, expense or damage which may be incurred by the parties hereto as a result of serving as Escrow Agent hereunder, except for any loss, cost or damages arising out of willful acts of malfeasance or gross negligence of Escrow Agent. Accordingly, Escrow Agent shall not incur any liability with respect to any action taken or omitted to be taken: (i) in good faith upon advice of its counsel given with respect to any questions relating to the duties and responsibilities of the Parties pursuant to this Escrow Agreement; or (ii) in reliance upon any document, including any written notice of instruction provides for in this Escrow Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also to the truth and accuracy of any information contained therein, which purports to have been signed or presented by a proper person or persons and to conform with the provisions of this Escrow Agreement. To the fullest extent permitted by applicable law, each party hereunder agrees not to assert, and hereby waives, in any legal action or other proceeding, any claim against Escrow Agent on any theory of liability, for special, indirect, consequential, special, exemplary or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Escrow Agreement and the transactions contemplated hereby. Escrow Agent shall rely upon and shall be protected in acting or refraining from acting upon any oral notice, instruction or request furnished hereunder and believed by it to be genuine. Escrow Agent undertakes to perform only such duties as are expressly set forth herein and shall not be bound in any way by any other agreement to the parties hereto. The parties acknowledge that Escrow Agent is serving as an escrow agent without compensation and solely as an accommodation to the parties.

8.    Notices. All notices and other items required to be given and delivered under the terms of this Escrow Agreement shall be addressed to the parties as follows:

If to Landlord:	DC-402 FRANKLIN ROAD, LLC c/o Carter Validus Properties, LLC 4211 W. Boy Scout Boulevard, Suite 500 Tampa, Florida 33607 Attention: John E. Carter

With a copy to:	GRAY ROBINSON, P.A. 401 E. Jackson Street Suite 2700 Tampa, Florida 33602 Attn: Stephen L. Kussner, Esquire Tel: (813) 273-5000 Fax: (813) 273-5145

If to Tenant:

AT&T Services, Inc.

Corporate Real Estate – Lease Administration

One AT&T Way

Bedminster, NJ 07921

And to:

AT&T Services

Whitacre Tower

208 South Akard, Room 3137

Dallas, TX 75202

Attn: Kenneth Gitter, Esq.

Fax: (214) 746-2214

And to:

Daniel T. Engle

Thompson Coburn LLP

505 North 7th Street

One US Bank Plaza, Suite 2700

St. Louis, MO 63101

Fax: (314) 552-7031

If to Escrow Agent:	Gray Robinson P.A. 401 E. Jackson Street, Suite 2700 Tampa, Florida 33602 Attention: Stephen L. Kussner, Esq.

Notice hereunder shall be effective if given by (i) overnight courier service providing tracking and receipts for delivery or (ii) hand delivery. Notice by overnight courier shall be effective upon the earlier of the next business day after notice is sent or upon actual delivery to the party being notified; or notice by hand delivery shall be effective upon actual delivery to the party being notified. The parties may change their respective addresses for notice by giving notice to the other parties in accordance with this Paragraph 8.

9. Interpleader.    In the event of disagreement about the interpretation of this Escrow Agreement, or about the rights and obligations or the propriety of any action contemplated by Escrow Agent hereunder, Escrow Agent may, at its sole discretion, file an action in interpleader to resolve the said disagreement. Escrow Agent shall be indemnified by Tenant and Landlord for all costs, including reasonable attorney’s fees, in connection with the aforesaid interpleader action and shall be fully protected in suspending all or part of its activities under this Escrow Agreement until a final judgment or other appropriate order in the interpleader action is entered.

10. Joinder-in-Lawsuit.    In the event Escrow Agent is joined as a party to a lawsuit by virtue of the fact that it is holding the Escrow Fund, Escrow Agent shall, at its option, either tender said deposit to the registry of the court or disburse same in accordance with the court’s ultimate disposition of the cause and Escrow Agent shall be entitled to reimbursement by Tenant and Landlord for its reasonable attorney’s fees and court costs.

11. Governing Law; Venue.  This Agreement shall be construed and enforced according to the laws of the State of Florida. Venue for any action arising out of the terms of this Agreement shall lie only in the applicable federal and/or state courts located in Florida.

12. Assignment.    Landlord has the limited right to assign its rights under this Escrow Agreement to its lender or a subsequent purchaser or purchasers, but to no other party, including but not limited Landlord’s rights to (i) direct Escrow Agent, and (ii) receive payment pursuant to this Escrow Agreement. Landlord contemplates assigning its rights under this Agreement to its lender, Bank of America, N.A.

IN WITNESS WHEREOF, Landlord, Tenant and Escrow Agent have executed this Escrow Agreement For Tenant Repairs as of the date set forth above.

TENANT:

AT&T SERVICES, INC., a Delaware corporation

By:
Name: Richard D. Wagner
Title: Director-Portfolio Management & Transactions

Signatures continue on following page.

LANDLORD:

DC-402 FRANKLIN ROAD, LLC, a Delaware limited liability company

By: Carter/Validus Operating Partnership, LP, a Delaware limited partnership, Its Sole Member

By: Carter Validus Mission Critical REIT, Inc., a Maryland corporation, Its General Partner

By:
Name: John E. Carter
Title: Chief Executive Officer

ESCROW AGENT:

Gray Robinson P.A.

By:
Stephen L. Kussner, Shareholder

Exhibit “A”

	Section	ITEMS TO BE RESOLVED IN 1- 12 MONTHS	Estimated Cost
1	3.1	Sidewalks and Flatwork The concrete sidewalks that lead to the main or east entrance exhibit various cracks, most of these cracks can be patched with a non-shrinking grout	$ 1,500.00
2	4.5	ADA Modifications Restripe standard and van accessible spaces near the entrance to include the required side aisles	$ 1,100.00
3

Ultrasonic Testing of the condenser water piping system

Since the building is over 20-years old and may be affected by corrosion and chemical treatment, ultrasound testing of the condenser water piping would detect the pipe thickness and

			$ 5,000.00
		ITEMS TO BE RESOLVED IN 1 - 60 MONTHS
		Exterior
4	3.3

Replace Insulated Glass Units with Broken Seals

The glass curtain wall system has numerous units that have defective seals allowing moisture-penetration between panes. The defective panels have signs of broken seals by exhibiting fogged glass with condensation between the panes. Remove all defective insulated glass panels and replace them with new insulated glass panels.

			$ 67,500.00
5	3.3.2

Exterior Ancillary Doors and Frames

Repaint Ancillary Metal Doors and Frames - The hollow metal doors and frames exhibit fading and isolated areas of rust, scratches, and surface mechanical damage. Wire brush and prepare all surfaces. Prime and apply 2-coats of industrial type enamel to all doors and frames.

			$ 2,800.00
6	3.3.1

Exterior Walls Sidewalls

Caulking, Masonry Expansion & Control Joints at Brick Buildings - During our survey, most exterior caulking was found to be inadequate and pliable condition. The vertical expansion/control joints, however, appeared to have a few joints that are brittle and or cracked and may allow stormwater infiltration. These joints should be re-tooled with new caulking material.

			$ 21,050.00
7	3.3.1

Re-Point Brick Facades, 10% Brick Buildings -

Approximately 10% of the brick facades exhibit some deteriorated mortar joints. Rake-out all deteriorated mortar and point with new mortar to match existing with respect to mortar pigment and joint type.

			$ 15,000.00

		ITEMS TO BE RESOLVED BEFORE END OF LEASE TERM INCLUDING ANY EXTENSIONS
		Exterior
8	3.3.1

Seal Pre Cast Panel Joints - While the sealant of pre-cast concrete panel joints currently appears to be generally in satisfactory condition, in some locations, it has lost its adhesion to the panel’s surfaces. Remove all dried-out and inelastic sealant, install backer-rods where necessary, and apply a new sealant neatly tooled in all joints. These joints should be re-tooled with new caulking material.

			$ 17,500.00
9	3.3.1

Seal Aluminum and Glass Curtain Wall Joints - While the sealants around the glass curtainwall system appeared to be in satisfactory condition, in some locations it was observed to be brittle and cracked and may allow stormwater infiltration.

			$ 100,000.00
10	3.3.1

Re-Caulking, Exterior Facades Around Doors and Adjacent Window Units - While the caulking around the exterior storefront type entrance doors and windows were currently to be in satisfactory condition, in some locations they were observed to be becoming dry/brittle and, may not be providing a water-tight seal to prevent stormwater infiltration. All old caulking should be raked out of joints and a new material should be neatly tooled.

			$ 5,250.00
		Roofing
11	3.4

Re-Roofing single Ply System TPO System at Parapets -

While the single ply TPO membrane that is located on the inboard side of the parapets is currently in satisfactory condition, due to its age and weathering it should be replaced when required.

			$ 30,000.00
12	3.4

Re-Roof, New Asphalt Shingles over Existing Asphalt Shingle Roof for Guard Shack -

While the asphalt shingle roofing material is currently in satisfactory condition, due to its age and weathering it should be replaced when required.

			$ 1,400.00
13	3.4

Re-Roof, Gravel Surfaced Modified Bitumen Roof System - South section- Replaced in 1997 -

The roof in this area was found to be blistered, have soft spots, and the flashings around the roof penetrations were brittle and cracked and is nearing the end of its EUL. Due to its age and weathering it should be replaced when required.

			$ 420,000.00
14	3.4

Re-Roof, Gravel Surfaced Modified Bitumen Roof System - North Section - Replaced in 2003 -

While gravel surfaced roof is currently in satisfactory condition, due to its age and weathering it should be replaced when required.

			$ 282,000.00
15	3.4

Re-Roof, Gravel Surfaced Modified Bitumen Roof System • Energy Building and Cooling Tower Water Supply Building -

While gravel surfaced roof is currently in satisfactory condition, due to its age and weathering it should be replaced when required.

			$ 30,000.00
~~16~~	~~3.4~~

~~Re-Roofing, Standing Seam Metal Roofing for Storage Buildings - These pitched standing seam metal roof systems were observed to be in satisfactory condition, however, the roofing should be replaced during the term.~~

			N/A
17	3.4	Re-Coating Metal Roof System - While the standing seam metal roofing was currently in satisfactory condition, the roofs should be recoated approximately every 15 years to prevent rusting.	$ 9,000.00
		Plumbing
18	3.6

Replace Individual Domestic Water Heaters -

While the individual domestic water heaters were currently observed to be in satisfactory condition, replacement may be required approximately every 12 years.

			$ 1,000.00
19	3.6	Domestic Water Heater, Central - While the large capacity domestic water heaters were currently observed to be in satisfactory condition, replacement may be required approximately every 20 years.	$ 3,000.00

~~20~~	~~3.6~~	~~Replace Sump Pumps - While the sump pumps were reportedly in good operating condition, due to wear end and use they typically need to be replaced every few years.~~	N/A
21	3.6	Replace undercounter electric heaters in toilet rooms - These electric units are typically replaced as required by in house personnel however scheduled replacement should be considered.	$ 6,000.00
		HVAC
22	3.7

A/C, Individual., DX Air Cooled Condenser 3 Ton Unit for Energy Building - While this unit was reported to be in satisfactory operating condition, depending on its age and use it should be replaced approximately every 12 to 15 years.

			$ 3,000.00
~~23~~	~~3.7~~

~~Replace Water Source Air Handling Units - 8 Each -~~

~~While the units observed were reportedly in satisfactory operating condition depending on there age replacement may be required approximately every 20 years.~~

			N/A
24	3.7

Replace Chillers, Air Cooled - Centrifugal - 2 Each -

These units were reportedly approximately 18 years old. While the units were reportedly in satisfactory operating condition depending on there age and use replacement may be required approximately every 20 years.

			$ 616,000.00
~~25~~	~~3.7~~

~~Replace Chillers, Air Cooled - Centrifugal - 2 Each -~~

~~These units were reportedly approximately 2 years old. While the units were reportedly in satisfactory operating condition depending on there age and use replacement may be required approximately every 20 years.~~

			N/A
26	3.7

Chiller Overhaul -

Presently, the HVAC chillers were reportedly under a maintenance contract. We recommend a chiller overhaul every 5-years or 10,000 hours, whichever comes first. This work will extend the EUL of the machines and lessen down time due to maintenance.

			$ 128,000.00
27	3.7	Replace thru wall AC units a maintenance storage building and guard shack - These units have an EUL of approximately 7 years depending on their age and use.	$ 2,400.00

		TOTAL	$ 1,748,500.00